                                                                     EXHIBIT 4.3


                EDWARDS LIFESCIENCES CORPORATION OF PUERTO RICO
                          SAVINGS AND INVESTMENT PLAN

                           (Effective April 1, 2000)
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                               TABLE OF CONTENTS
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ARTICLE I.  INTRODUCTION........................................................................   1

         1.1.    The Plan.......................................................................   1

         1.2.    Plan Objectives................................................................   1

         1.3.    Supplements....................................................................   1

ARTICLE II.  DEFINITIONS........................................................................   1

         2.1.    "Account"......................................................................   1

         2.2.    "Administrative Committee".....................................................   1

         2.3.    "Baxter Common Stock"..........................................................   1

         2.4.    "Beneficiary"..................................................................   2

         2.5.    "Board of Directors"...........................................................   2

         2.6.    "Break in Service".............................................................   2

         2.7.    "Code".........................................................................   2

         2.8.    "Company"......................................................................   2

         2.9.    "Company Matching Contribution"................................................   2

         2.10.   "Compensation".................................................................   2

         2.11.   "Computation Period"...........................................................   5

         2.12.   "Deferral Election"............................................................   5

         2.13.   "Deferral Limit"...............................................................   5

         2.14.   "Disability"...................................................................   5

         2.15.   "Edwards Lifesciences Corporation Common Stock"................................   5

         2.16.   "Edwards Lifesciences Corporation Common Stock Contribution"...................   5

         2.17.   "Effective Date"...............................................................   6

         2.18.   "Eligible Employee"............................................................   6

         2.19.   "Employee".....................................................................   6
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         2.20.   "Employer"....................................................................   6

         2.21.   "Entry Date"..................................................................   6

         2.22.   "ERISA".......................................................................   7

         2.23.   "5% Owner"....................................................................   7

         2.24.   "Forfeiture"..................................................................   7

         2.25.   "Gender and Number"...........................................................   7

         2.26.   "Highly-Compensated Employee".................................................   7

         2.27.   "Hour of Service".............................................................   7

         2.28.   "Hourly Employee".............................................................   9

         2.29.   "Investment Committee"........................................................   9

         2.30.   "Investment Fund".............................................................   9

         2.31.   "Investment Manager"..........................................................   9

         2.32.   "I.R.C."......................................................................   9

         2.33.   "Key Employee"................................................................   9

         2.34.   "Matching Contribution Account"...............................................   9

         2.35.   "Non-Participating Employer"..................................................  10

         2.36.   "Normal Retirement Age".......................................................  10

         2.37.   "Participant".................................................................  10

         2.38.   "Participating Employer"......................................................  10

         2.39.   "Plan"........................................................................  10

         2.40.   "Plan Sponsor"................................................................  10

         2.41.   "Plan Year"...................................................................  10

         2.42.   "Prior Plan"..................................................................  10

         2.43.   "Prior Plan Matching Contribution Account"....................................  10

         2.44.   "Salary Deferral".............................................................  10

         2.45.   "Salary Deferral Account".....................................................  10
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         2.46.   "Stock Grant Account"...................................................................   10

         2.47.   "Termination of Employment".............................................................   10

         2.48.   "Trust".................................................................................   10

         2.49.   "Trust Fund"............................................................................   11

         2.50.   "Trustee"...............................................................................   11

         2.51.   "Valuation Date"........................................................................   11

         2.52.   "Year of Service".......................................................................   11

ARTICLE III.  PARTICIPATION..............................................................................   11

         3.1.    Eligibility.............................................................................   12

         3.2.    Participation on Reemployment...........................................................   12

         3.3.    Deferral Election and Designation of Beneficiary........................................   12

         3.4.    Termination of Participation............................................................   12

         3.5.    No Contract of Employment...............................................................   13

ARTICLE IV.  DEFERRAL ELECTIONS..........................................................................   13

         4.1.    Deferral Elections......................................................................   13

         4.2.    Change in Deferral Election.............................................................   13

         4.3.    Salary Deferrals in Excess of Deferral Limit............................................   13

         4.4.    Military Leave Contributions............................................................   14

ARTICLE V. CONTRIBUTIONS.................................................................................   14

         5.1.    Salary Deferrals........................................................................   14

         5.2.    Treatment of Excess Salary Deferrals for Highly Compensated Employees...................   15

         5.3.    Edwards Lifesciences Corporation Common Stock Contribution..............................   15
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         5.4.    Company Matching Contribution...............................................................  16

         5.5.    Treatment of Excess Company Matching Contributions for Highly Compensated Employees.........  16

         5.6.    Qualified Nonelective Contributions.........................................................  17

         5.7.    Special Definitions.........................................................................  17

         5.8.    Multiple Use Limitation.....................................................................  18

ARTICLE VI.  ALLOCATIONS TO AND INVESTMENT OF PARTICIPANTS' ACCOUNTS.........................................  19

         6.1.    Accounts....................................................................................  19

         6.2.    Adjustment of Account Balances..............................................................  19

         6.3.    Limits on "Annual Additions"................................................................  20

         6.4.    Investment Funds............................................................................  20

         6.5.    Information Provided under ERISA Section 404(c).............................................  21

         6.6.    Investment Elections........................................................................  22

         6.7.    Investment Fund Accounting..................................................................  26

         6.8.    Expenses....................................................................................  28

         6.9.    Crediting Allocations.......................................................................  28

ARTICLE VII.  DISTRIBUTIONS AND WITHDRAWALS..................................................................  28

         7.1.    Benefits upon Termination...................................................................  28

         7.2.    Vesting of Account Balances.................................................................  29

         7.3.    Time of Distribution........................................................................  29

         7.4.    Immediate Cash-Out of Small Benefits........................................................  29

         7.5.    Distribution to Beneficiaries...............................................................  30

         7.6.    Beneficiaries...............................................................................  30

         7.7.    Distributions to Incapacitated Persons......................................................  31
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         7.8.    Direct Rollovers...........................................................................   31

         7.9.    In-Service Withdrawals.....................................................................   32

         7.10.   Qualified Domestic Relations Orders........................................................   33

         7.11.   Distribution When Distributee's Address Is Unknown.........................................   33

         7.12.   Forfeitures................................................................................   34

ARTICLE VIII.  "TOP-HEAVY" PROVISIONS.......................................................................   34

         8.1.    Application................................................................................   34

         8.2.    Special Terms..............................................................................   34

         8.3.    Minimum Contribution.......................................................................   37

         8.4.    Maximum Benefit Accrual....................................................................   37

         8.5.    Termination of Top-Heavy Status............................................................   37

         8.6.    Related Plans..............................................................................   38

ARTICLE IX.  PLAN COMMITTEES................................................................................   38

         9.1.    Membership of Administrative and Investment Committees.....................................   38

         9.2.    Administrative Committee Powers and Duties.................................................   38

         9.3.    Investment Committee Powers and Duties.....................................................   40

         9.4.    Conflicts of Interest......................................................................   41

         9.5.    Compensation; Reimbursement................................................................   41

         9.6.    Standard of Care...........................................................................   41

         9.7.    Action by Committees.......................................................................   41

         9.8.    Resignation or Removal of Committee Member.................................................   42

         9.9.    Uniform Application of Rules by Administrative Committee...................................   42

         9.10.   Claims Procedure...........................................................................   42
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         9.11.   Investments in Edwards Lifesciences Corporation Common Stock..............................   43

ARTICLE X.  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES...........................................   44

         10.1.   Named Fiduciaries.........................................................................   44

         10.2.   Allocation of Responsibilities among Named Fiduciaries....................................   44

         10.3.   No Joint Fiduciary Responsibilities.......................................................   45

         10.4.   Advisor to Named Fiduciary................................................................   45

         10.5.   Exercise of Fiduciary's Duties............................................................   45

ARTICLE XI.  AMENDMENT AND TERMINATION.....................................................................   45

         11.1.   Amendment.................................................................................   45

         11.2.   Termination...............................................................................   46

         11.3.   Merger or Consolidation...................................................................   47

ARTICLE XII.  MISCELLANEOUS................................................................................   47

         12.1.   Non-Diversion.............................................................................   47

         12.2.   Rights in Trust...........................................................................   48

         12.3.   Non-Alienation............................................................................   48

         12.4.   Notices...................................................................................   48

         12.5.   Severability..............................................................................   48

         12.6.   Choice of Law.............................................................................   49

         12.7.   Qualification of Plan and Trust...........................................................   49

         12.8.   Exclusive Benefit of Participants.........................................................   49

ARTICLE XIII.  ADOPTION AND WITHDRAWAL FROM PLAN...........................................................   50

         13.1.   Procedure for Adoption....................................................................   50

         13.2.   Procedure for Withdrawal..................................................................   50
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     13.3.   Adoption of Plan by Unrelated Employers..................................................   51

ARTICLE XIV.  THE TRUSTEE AND THE TRUST...............................................................   51

SUPPLEMENT A PARTICIPATING EMPLOYERS..................................................................   53
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                                     -vii-

                EDWARDS LIFESCIENCES CORPORATION OF PUERTO RICO
                          SAVINGS AND INVESTMENT PLAN
                           (Effective April 1, 2000)

                                  ARTICLE I.

                                 Introduction

     1.1. The Plan.  Effective April 1, 2000, Edwards Lifesciences Corporation
          --------
of Puerto Rico (the "Company") established the Edwards Lifesciences Corporation Savings and Investment Plan (the "Plan").

     1.2. Plan Objectives.  The Plan is a profit sharing plan with a cash or
          ---------------
deferred arrangement maintained by the Company to encourage Participants to set aside funds for retirement and to assist in providing Participants with retirement benefits. The Plan is intended to meet the requirements of Section 401(a) of the Code (as defined herein) and Section 1165(e) of the I.R.C. (as defined herein).

     1.3. Supplements.  Supplements to the Plan may be adopted, attached to and
          -----------
incorporated in the Plan at any time. The provisions of any such Supplements shall have the same effect that such provisions would have if they were included within the basic text of the Plan. Supplements will specify the persons affected and shall supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan provisions and the provisions of such Supplements.

                                  ARTICLE II.

                                  Definitions

     The following terms, when used in this document, have the following meanings:

     2.1. "Account" means, unless otherwise indicated, all of the Accounts for
           -------
each Participant.

     2.2. "Administrative Committee" means the committee which is responsible
           ------------------------
for administering the Plan in accordance with Article IX.

     2.3  "Baxter Common Stock" means common stock of Baxter International Inc.
           -------------------

     2.4. "Beneficiary" means a person, trust or estate determined under the
           -----------
rules of Section 7.6 who has a right to receive payments under this Plan because of the death of a Participant.

     2.5.  "Board of Directors" means the Board of Directors of Edwards
            ------------------
Lifesciences Corporation, the parent of the Company.

     2.6.  "Break in Service" means, for any Employee, Participant or former
            ----------------
Participant, a Computation Period in which he is credited with fewer than 501 Hours of Service.

     2.7.  "Code" means the U.S. Internal Revenue Code of 1986, as amended.
            ----

     2.8.  "Company" means Edwards Lifesciences Corporation of Puerto Rico.
            -------

     2.9.  "Company Matching Contribution" means the Company Matching
            -----------------------------
Contribution described in Section 5.4.

     2.10. "Compensation" means the amount determined with respect to a
            ------------
Participant in accordance with the following definitions:

           (a) Compensation.  Except as required by (b) or (c) below,
               ------------
     "Compensation" means the amounts paid by an Employer during the Plan Year to an Employee for services which is included in such Compensation under the rules set forth in Section 2.10(a)(i) below, other than such Compensation which is excluded under the rules set forth in Section 2.10(a)(ii) below.

               (i) Included Pay.  For purposes of this subsection 2.10(a),
                   ------------
          Compensation includes the items described in (A) and (B), below:

               (A) The portion of  such earnings of an Employee which are required to be reported for purposes of FICA withholdings, including:

                   1. bonuses, including bonuses under the Edwards Lifesciences Bonus Plan; payments in lieu of salary increases; bonuses paid to sales representatives if included in the compensation plan; and other bonuses under bonus plans approved by the Company or its delegate as constituting Compensation hereunder, other than bonuses described in Section 2.10(a)(ii)(C)(7);
                   2.    call in pay;
                   3.    commission pay;
                   4.    double time pay;
                   5.    draws toward commissions;
                   6.    funeral pay;
                   7.    holiday pay, including Christmas bonuses;
                   8.    jury duty pay;
                   9.    lead pay;
                   10.   mileage pay for long haul truckers;
                   11.   military pay;

                   12.   on-call (beeper) pay;
                   13.   overtime pay;
                   14.   paid absences;
                   15.   retroactive pay;
                   16.   salary or other regular pay;
                   17.   shift differentials;
                   18.   sick pay or other short-term disability pay;
                   19.   straight time pay; and
                   20.   vacation pay.

               (B) the amount of any salary reduction or cash or deferred contributions made by such Employee under any plan maintained by the Participating Employers which satisfies the requirements of Code Section 125 (other than the amounts described in Sections 2.10(a)(ii)(C)(11) and (12) below) or
                   Section 401(k) of the Code or Section 1165(e) of the I.R.C.

               (ii) Excluded Pay.  For purposes of this Section 2.10(a), an
                    ------------
          Employee's Compensation shall exclude:

               (A) Amounts required to be reported on such form as imputed income arising from an Employer's moving expense reimbursement policies, an Employer's life insurance plans or an Employer's other fringe benefit plans;

               (B) Amounts paid to replace benefits not provided under any qualified plan due to the contribution or benefit limitations or non-discrimination restrictions; and

               (C)  The following amounts paid, accrued or imputed:

                    1.   attendance awards;
                    2.   automobile allowances;
                    3.   business expense reimbursements;
                    4.   cash prizes or awards;
                    5.   gifts;
                    6.   contest pay;
                    7.   deferred compensation, including deferred bonuses;
                    8.   discretionary awards;
                    9.   employee referral awards;
                    10.  executive perquisite allowances;
                    11.  flex credits;
                    12.  flex cash;
                    13.  hiring bonuses;
                    14.  income from sale of stock;

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                    15.  income from the exercise of stock options;
                    16. interest earnings on deferred compensation, including deferred bonuses;
                    17.  invention fees and awards;
                    18.  long term disability pay;
                    19.  mortgage differential payments;
                    20.  noncash prizes or awards;
                    21.  pay for unused sick time;
                    22.  performance shares;
                    23.  promotional awards;
                    24.  relocation expense reimbursements;
                    25.  restricted stock rights;
                    26.  retention bonuses;
                    27.  severance pay;
                    28.  stock appreciation rights;
                    29.  tax equalization payments to expatriates;
                    30.  technical achievement awards;
                    31.  travel allowances;
                    32.  tuition reimbursements; and
                    33.  workers' compensation benefits.

          (b) Compensation of Commissioned Sales Representatives.  Except as
              --------------------------------------------------
     provided in Section 2.10(c) below, the definition of Compensation set forth in Section 2.10(a) shall apply with respect to an Employee who is a commissioned sales representative receiving Compensation without reimbursement for expenses under Pay Plan D, except that only eighty-five percent (85%) of the amounts included in Compensation shall be recognized.

          (c) "Compensation" for Determining Highly Compensated Employees.  For
              -----------------------------------------------------------
     purposes of determining whether an Employee is a Highly Compensated Employee, "Compensation" means the compensation paid by an Employer during the Plan Year to an Employee for personal services rendered and which is reportable as taxable income for purposes of FICA withholdings. Compensation also includes items described in Section 2.10(a)(i)(B).

          (d) Maximum Amount of "Compensation."  The annual Compensation for
              -------------------------------
     each Employee taken into account under the Plan, including the alternative definitions of "Compensation" described in (a), (b) and (c) above, will not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the maximum Compensation taken into account under the Plan will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the annual Compensation limit set forth in this subsection (d).

     2.11.  "Computation Period" means the following:
             ------------------

            (a)  Eligibility.  For purposes of determining eligibility, a
                 -----------
     Computation Period means the twelve (12) consecutive month period commencing with an Employee's date of employment or reemployment with an Employer and each anniversary of that date. For purposes of this Section 2.11, an Employee's date of employment means the first day for which he is credited with an Hour of Service. An Employee's date of reemployment is the first day for which he is credited with an Hour of Service following a Computation Period in which he incurs a Break in Service.

            (b)  Vesting.  For purposes of determining Years of Service, the
                 -------
     Computation Period is the Plan Year.

     2.12.  "Deferral Election" means an election by a Participant under Section
             -----------------
4.1 to defer Compensation.

     2.13.  "Deferral Limit" means the lesser of the limit set forth in Section
             --------------
402(g) of the Code and the limit set forth in Section 1165(e)(7)(A) of the I.R.C.

     2.14.  "Disability" means a mental or physical condition which renders a
             ----------
Participant eligible for and in actual receipt of a disability benefit under the federal Social Security Act. To qualify as having a Disability, the Participant must be determined to be disabled by the Social Security Administration as of a date which falls on or before his Termination of Employment.

     2.15.  "Edwards Lifesciences Corporation Common Stock" means common stock
             ---------------------------------------------
of Edwards Lifesciences Corporation, the parent corporation of the Company.

     2.16.  "Edwards Lifesciences Corporation Common Stock Contribution"  means
             ----------------------------------------------------------
the initial contribution of 50 shares of Edwards Lifesciences Corporation Common Stock made by an Employer on behalf of a Participant as qualified under 5.3, that (i) is 100% vested and nonforfeitable when made, and (ii) is not distributable under the terms of the Plan to Participants or their Beneficiaries before the earliest of: (1) separation from service, death or disability of the Participant, (2) termination of the Plan without the establishment of a successor defined contribution plan; (3) the disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) in the trade or business of the Employer if the Employer continues to maintain the Plan after the disposition, but only with respect to Participants who continue employment with the corporation acquiring such assets; or (4) the disposition by the Employer to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Code Section 409(d)(3)), if the Employer continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary. The Edwards Lifesciences Corporation Stock Contribution made on behalf of a Participant, as qualified under 5.3, shall be maintained in his Stock Grant Account and shall remain invested in Edwards Lifesciences Corporation Common Stock. Notwithstanding all other provisions of the Plan, contributions to the Stock Grant Account shall not be available for investment in any other funds available under the Plan.

     2.17.  "Effective Date" means April 1, 2000, except for any provisions for
             --------------
which another effective date is specified.

     2.18.  "Eligible Employee" means an Employee of a Participating Employer
             -----------------
other than (i) Employees who are included in a unit of employees covered by a collective bargaining agreement between the employee representatives and an Employer if there is evidence that retirement benefits were the subject of good faith bargaining between such representative and the Employer (ii) Employees employed outside of the Commonwealth of Puerto Rico or (iii) leased employees as defined in Section 414(n)(2) of the Code. For purposes of the Plan, "leased employee" means any person (other than a common-law employee of an Employer) who, under an agreement between an Employer and any other person (the "leasing organization"), has performed services for an Employer or for an Employer and related persons (determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, provided that the services are performed under the primary direction or control of an Employer. Contributions provided to a leased employee by the leasing organization that are attributable to services performed for an Employer will be treated as provided by the Employer. The term "leased employee" will not include any person who would otherwise be a leased employee if (a) the person is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed in accordance with a salary reduction agreement that are excludable from the person's gross income under Code Section 125, 402(e)(3), 402(h), or 403(b), (ii) immediate participation, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than 20% of the workforce of the Employer who are not Highly Compensated Employees.

     2.19.  "Employee" means any employee of an Employer as determined under the
             --------
laws of Puerto Rico.

     2.20.  "Employer" means:
             --------

            (a) Controlled Group.  The Company and any corporation, trade or
                ----------------
     business, if it and the Company are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code;

            (b) Affiliated Service Group. The Company and an organization, if it
                ------------------------
     and the Company are members of an affiliated service group as defined in
     Section 414(m) of the Code; or

            (c) Other Related Organizations.  The Company and any other
                ---------------------------
     organization described in applicable regulations issued under Section 414(o) of the Code.

     2.21.  "Entry Date" means April 1, 2000 and the first day of each
             ----------
subsequent calendar quarter.

     2.22.  "ERISA" means the Employee Retirement Income Security Act of 1974,
             -----
as amended.

     2.23.  "5% Owner" means an Employee who is more than a 5% shareholder of an
             --------
Employer. A Participant's ownership for this purpose will be determined under the rules of Section 318 of the Code.

     2.24.  "Forfeiture" means the portion of a Participant's Accounts which is
             ----------
forfeited pursuant to Section 7.12.

     2.25   "Gender and Number" means the masculine gender includes the
             -----------------
feminine, and the singular or plural number includes the other unless a different meaning is plainly required by the context.

     2.26.  "Highly-Compensated Employee" means the following:
             ---------------------------

            (a) For purposes of discrimination testing under Article V:

                (i) An Employee who was a 5% Owner at any time during the current or prior Plan Year; or

                (ii) An Employee who, for the preceding Plan Year, had
            Compensation of more than $80,000 and was ranked within the top 20% of Employees based on his Compensation. The $80,000 amount in this paragraph (ii) shall be adjusted by the Secretary of the Treasury pursuant to Sections 415(d) and 414(q)(1) of the Code.

            (b) For purposes of the discrimination testing under Section
                5.2, an Employee who is ranked in the top one-third of Eligible Employees of the Participating Employers doing business in the Commonwealth of Puerto Rico.

     2.27.  "Hour of Service" means:
             ---------------

            (a) Duty Hours.  Each hour for which an Employee is directly or
                ----------
     indirectly paid or entitled to payment by an Employer for the performance of duties.

            (b) Non-Duty Hours (Paid).  Each hour for which an Employee is
                ---------------------
     directly or indirectly paid or entitled to payment by an Employer for reasons (such as vacation, holidays, sickness, short-term disability, medical leave, family medical leave or jury duty) other than the performance of duties.

            (c) Non-Duty Hours (Unpaid).  Each hour for which an Employee is not
                -----------------------
     paid due to medical leave, family medical leave, approved leave of absence or layoff. Up to a total of 501 Hours of Service shall be credited under this subsection (c) to an Employee in a Plan Year on account of any single continuous period during which the Employee performs no duties; provided, however, that if such continuous period extends into the next Plan Year, up to 501 additional Hours of Service shall be credited in such Plan Year, and further provided that no Hours of Service shall be credited under this subsection (c) for any period of time after the Employee's Termination of Employment.

            (d) Back-Pay Hours.  Each hour for which no credit has been given
                --------------
     under subsections (a), (b) or (c) above, but for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer.

            (e) Military Service Hours.  To the extent not taken into account
                ----------------------
     under another subsection of this Section, each hour of the normally scheduled work week during a period when the Employee is absent from employment with an Employer for voluntary or involuntary military service with the armed forces of the United States, provided that such Employee returns to work within 90 days after his discharge date or within such longer period of time as may be prescribed by USERRA.

            (f) Worker's Compensation.  No Hours of Service will be credited if
                ---------------------
     payment is made solely to comply with applicable worker's compensation or disability insurance laws.

            (g) Intermittent Family Leave.  An Employee will be credited with
                -------------------------
     Hours of Service for each week in which he is on Intermittent Family Leave. Subsection (c) will not apply to such Employees. "Intermittent Family Leave" has the meaning given in the Employer's policies and procedures manual for an Employee who periodically needs time off for the treatment and care of himself or family members due to conditions which require ongoing medical treatment but which do not require the Employee to take an extended leave of absence to provide or obtain such care.

     The number of Hours of Service to be credited to Employees will be calculated based on 45 hours for each week for which the Employee would be entitled to at least one Hour of Service. In the case of a payment which is made or due on account of a period during which an Employee performs no duties and which results in the crediting of Hours of Service under subsections (b),
(c) or (e) above, or in the case of an award or agreement for back pay made with respect to a period described in subsection (d) above, the number of Hours of Service to be credited shall be in accordance with the provisions of the Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, U.S. Department of Labor, 29 C.F.R. Section 2530.200b-2(b) which are hereby incorporated by reference. Such rules and regulations shall apply to subsection
(c) above as if absences described in such Section were paid absences. Hours of Service will be credited to a Plan Year in accordance with the provisions of subsection (c) of the above-cited U.S. Department of Labor Regulations. Hours required to be credited for more than one reason under this Section which pertain to the same period of time shall be credited only once.

     For purposes of determining the Hours of Service for eligibility and Years of Vesting Service under Section 7.2, an Employee employed by a Non-Participating Employer outside Puerto Rico will be credited with 190 Hours of Service for each month during which he is employed in such capacity.

     2.28.  "Hourly Employee" means Employees, who are compensated on a per
             ---------------
hour basis.

     2.29.  "Investment Committee" means the committee which is responsible for
             --------------------
directing the investment of the Trust Fund in accordance with Article IX.

     2.30.  "Investment Fund" means a commingled investment vehicle which is an
             ---------------
investment company registered under the Investment Company Act of 1940 or a common trust fund or similar fund maintained by a bank described in Section 3(c)(3) of that Act, either of which has been designated by the Administrative Committee as an Investment Fund under the Plan. An Investment Fund also includes the Edwards Lifesciences Corporation Common Stock Fund, the Baxter Common Stock Fund and the Stable Income Fund.

     2.31.  "Investment Manager" means any bank, trust company, firm or
             ------------------
institution appointed by the Investment Committee to invest part or all of the Trust Fund in accordance with Article VI.

     2.32.  "I.R.C." means the Puerto Rico Internal Revenue Code of 1994, as
             ------
amended.

     2.33.  "Key Employee" means an Employee or former Employee who, at any time
             ------------
during a Plan Year or any of the four preceding Plan Years, is or was:

            (a) an officer of the Employer having annual Compensation greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

            (b) One of the ten Employees having annual Compensation from the Employer of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code
     Section 318) the largest interests in the Employer.

            (c) A 5% Owner; or

            (d) A 1% owner (determined under the rules of Section 318 of the Code) of an Employer whose Compensation during the Plan Year from all Employers was more than $150,000.

     The maximum number of persons who will be Key Employees under paragraph (a) is the lesser of 50 or 10% of the total number of Employees. Under paragraph
(b), no Employee or former Employee will be a Key Employee unless his ownership interest is or was at least 1/2 of 1%, and if two or more Employees have equal ownership interests, the Employee with the highest Compensation will be treated as owning the largest interest.

     2.34.  "Matching Contribution Account" means the separate account
             -----------------------------
maintained for each Participant to which are credited allocations of Company Matching Contributions.

     2.35.  "Non-Participating Employer" means any Employer which is not a
             --------------------------
Participating Employer.

     2.36.  "Normal Retirement Age" means the day the Participant attains age
             ---------------------
65.

     2.37.  "Participant" means an Eligible Employee who is participating in the
             -----------
Plan under the rules of Article III.

     2.38.  "Participating Employer" means the Company and those Employers
             ----------------------
identified in Supplement A that have adopted the Plan with the Company's consent.

     2.39.  "Plan" means the Edwards Lifesciences Corporation of Puerto Rico
             ----
Savings and Investment Plan, as set out in this document and as subsequently amended.

     2.40.  "Plan Sponsor" means Edwards Lifesciences Corporation of Puerto
             ------------
Rico.

     2.41.  "Plan Year" means the twelve-consecutive month period beginning
             ---------
January 1 and ending December 31.

     2.42.  "Prior Plan" means the Baxter Healthcare Corporation of Puerto Rico
             ----------
Savings and Investment Plan.

     2.43.   "Prior Plan Matching Contribution Account" means the Account
              ----------------------------------------
maintained for each Participant who received a direct transfer of matching account assets from the Prior Plan to the Plan.

     2.44.  "Salary Deferral" means Company contributions made under Section 5.1
             ---------------
as a result of a Participant's Deferral Election.

     2.45.  "Salary Deferral Account" means the Account established for a
             -----------------------
Participant under Section 6.1(a) to hold Company contributions made as a result of his Deferral Election.

     2.46.  "Stock Grant Account" means the Account maintained for Edwards
             -------------------
Lifesciences Corporation Common Stock Contribution made to the Plan on behalf of a Participant as qualified under 5.3, after adjustment for earnings, losses, changes in market value, fees, expenses and distributions, if any.

     2.47.  "Termination of Employment" means the date a Participant is treated
             -------------------------
as no longer employed by an Employer on account of quit, discharge, retirement, death, Disability or any other reason. A transfer of employment from a Participating Employer to a Non-Participating Employer will not constitute a Termination of Employment.

     2.48.  "Trust" means the Edwards Lifesciences Corporation of Puerto Rico
             -----
Savings and Investment Plan Trust (the "Puerto Rico Trust"). All Accounts maintained for Participants under Section 6.1(a) will be maintained as subaccounts under the Trust. The term "Trust" also means any master trust maintained in the United States to which assets of the Plan are transferred for the purpose of investment with the assets of other defined contribution plans maintained by the Employers, provided such defined contribution plans are intended to meet the requirements of Code Section 401(a). The singular or plural use of the term "Trust" is deemed to include the Puerto Rico Trust and such master trust, as the context requires.

     2.49.  "Trust Fund" means the assets held by the Trustee under the Trust.
             ----------

     2.50.  "Trustee" means the person serving as Trustee of the Trust.
             -------

     2.51.  "Valuation Date" means the last business day of each calendar
             --------------
quarter or any other date selected by the Administrative Committee.

     2.52.  "Year of Service" means, for an Employee, any Plan Year for which he
             ---------------
is credited with at least 1,000 Hours of Service.  Subject to the provisions of
(a) and (b), an Employee's Years of Service include service prior to the Effective Date that would have constituted Years of Service under this Plan if the Plan had been in effect at all times.

            (a) Spin-off transactions. Unless provided otherwise by a
                ---------------------
     Supplement, an Employee's Years of Service include all Years of Service earned by an Employee while employed by the predecessor company Baxter Healthcare Corporation of Puerto Rico, but only if the Employee is employed by the Company on the date this plan becomes effective. Such Years of Service are subject to the exclusions in Subsection (b).

            (b) Service Disregarded.  The following Years of Service are
                -------------------
     disregarded:

                (i) Years of Service earned prior to the Participant's 18th birthday;

                (ii) All service prior to five consecutive Breaks in Service, provided the Employee did not have one or more Years of Service credited to him prior to such Breaks in Service; and

                (iii) If the Participant has one Year of Service to his credit prior to incurring five consecutive Breaks in Service, Years of Service after such five consecutive Breaks in Service will not be taken into account for purposes of determining the Participant's vested percentage under Section 7.2 with respect to Employer Matching Contributions accrued prior to such Breaks in Service.


                                 ARTICLE III.

                                 Participation

     3.1. Eligibility.  Each Employee will become a Participant as of the Entry
          -----------
Date that next follows or is coincident with the date such Employee completes a Computation Period during which he is credited with 1,000 Hours of Service; provided that such Employee is an Eligible Employee as of such Entry Date. If an Employee is credited with 1,000 Hours of Service in a Computation Period, but is not an Eligible Employee on the Entry Date as of which he would have otherwise become a Participant, he will become a Participant as of the day he becomes an Eligible Employee. An Employee's Hours of Service include service prior to the Effective Date that would have constituted Hours of Service with the predecessor company Baxter Healthcare Corporation of Puerto Rico under this Plan if the Plan had been in effect at all times, but only if the Employee is employed by the Company on the Effective Date.

     3.2. Participation on Reemployment.
          -----------------------------

          (a) An Eligible Employee who meets the requirements of Section 3.1 but who incurs a Termination of Employment on or prior to his Entry Date with at least one Year of Service to his credit, will become a Participant as of the later of the entry date on which he would have entered or the date he again becomes an Eligible Employee. Any Deferral Election submitted to the Administrative Committee prior to his Termination of Employment will be honored unless the Eligible Employee notifies the Administrative Committee that such Deferral Election is revoked.

          (b) If an Eligible Employee is not credited with at least one Year of Service as of his Termination of Employment, and he incurs five or more consecutive Breaks in Service prior to his reemployment date, he will be treated as a new Employee for purposes of the Plan.

          (c) A former Participant will become a Participant again as of the date he again becomes an Eligible Employee. The last Deferral Election on file with the Administrative Committee will be honored unless the Participant notifies the Administrative Committee that such Deferral Election is revoked. A Participant must provide notice of revocation at least 10 days prior to the pay period when such revocation will first be effective.

          (d) An Employee hired by the Company after April 1, 2000 will not receive credit under the Plan for service with the predecessor company, Baxter Healthcare Corporation of Puerto Rico.

     3.3. Deferral Election and Designation of Beneficiary.  An Eligible
          ------------------------------------------------
Employee who is about to become a Participant will be entitled to complete forms for a Deferral Election and a designation of Beneficiary, as prescribed by the Administrative Committee. Elections in effect under the Prior Plan on March 31, 2000 shall be honored under the Plan.

     3.4. Termination of Participation.  A Participant's status as such will
          ----------------------------
cease as of his Termination of Employment or the date he otherwise ceases to be an Eligible Employee; provided, however, that for purposes of Section 6.1,
Article VII and Article VIII the term

"Participant" will include any former Participant who has not received all payments to which he is entitled under the Plan.

     3.5. No Contract of Employment.  The fact that a person is a Participant
          -------------------------
will not constitute or be evidence of a contract of employment or give him any right to continued employment with an Employer.

                                  ARTICLE IV.

                              Deferral Elections

     4.1. Deferral Elections. A Participant may elect to have his Compensation
          ------------------
for each pay period reduced by any whole percentage from 1% to 10% by executing and filing a Deferral Election in the manner prescribed by the Administrative Committee. Such Deferral Election is deemed to be modified by the Deferral Limit, and is subject to the Administrative Committee's right to limit deferrals to avoid discrimination in accordance with Section 5.2 and violations of the limits on annual additions under Section 6.3. A new Participant may make a Deferral Election as of the pay period coincident with or immediately following the Entry Date upon which such Participant becomes eligible to participate in the Plan. Such a Participant must notify the Administrative Committee in the manner prescribed by such committee of his Deferral Election no later than 30 days prior to the Entry Date upon which he becomes eligible to participate in the Plan. The Deferral Election of a former Participant will be deemed to continue in effect upon the date he again becomes an active Participant in the Plan, subject to Section 4.2. A Deferral Election is not valid unless it contains the Participant's directions for the investment of his Accounts among the various Investment Funds offered under the Plan.

     4.2. Change in Deferral Election.  A Participant may discontinue, resume,
          ---------------------------
increase, or decrease payroll deductions by filing a new Deferral Election form as provided in Section 4.1. A Participant may discontinue payroll deductions effective as of the first pay period that begins at least ten days after the Participant files the Deferral Election. A Participant may resume, increase or decrease payroll deductions, effective as of the payroll period beginning on or after the last day of the calendar quarter, provided that such Participant files a new Deferral Election at least 30 days prior to the last day of such calendar quarter.

     4.3. Salary Deferrals in Excess of Deferral Limit.  Except with respect to
          --------------------------------------------
Hardship Withdrawals described in Section 7.9(a):

          (a) To avoid Salary Deferrals in excess of the Deferral Limit, the Administrative Committee may modify Participants' Deferral Elections, in a consistent manner and with notice to affected Participants of such modifications.

          (b) If, by any March 1, a Participant notifies the Administrative Committee in the manner prescribed by the Administrative Committee that the contributions made for him under Section 5.1 for the prior Plan Year, plus contributions under a similar cash-or-deferred arrangement of another employer or an individual retirement account created under the I.R.C., were in excess of the Deferral Limit, the Administrative Committee will direct the Trustee to refund the excess (plus Trust Fund earnings allocable to the excess contribution) to the Participant by the April 15 immediately following the date on which the Administrative Committee received the Participant's notice. In addition, if contributions for a Participant under Section 5.1 by themselves exceed the Deferral Limit for the prior Plan Year, the Participant will be deemed to have requested a return of such excess, to be made as described in the previous sentence.

     4.4. Military Leave Contributions.  Pursuant to the provisions of the
          ----------------------------
Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), a Participant returning to active employment with an Employer within 90 days after his release from active military duty (or within such longer period as may be prescribed by relevant law) may file a Deferral Election with respect to the Plan Years that occurred during his military service in accordance with the following provisions:

          (a) Such Deferral Election shall designate the Plan Year or Years during such military leave to which it applies.

          (b) The Deferral Election shall be subject to the Deferral Limit and other limitations in effect for the Plan Years designated in the Deferral Election (reduced by any Salary Deferrals made in such prior Plan Years). The Deferral Election will not be subject to the limitations in effect for the Plan Year in which such make-up contributions are actually made.

          (c) Any contributions made pursuant to a Deferral Election described in this Section shall not be credited with earnings retroactively for the Participant's period of military service.

          (d) The Elective Deferral described in this Section will be in effect no earlier than the pay period occurring on or immediately following the Participant's reemployment date and will expire on the first to occur of
     (i) the fifth anniversary of the Participant's reemployment date or (ii) the end of a period that is equal to the length of military service in days multiplied by three.

                                  ARTICLE V.

                                 Contributions

     5.1. Salary Deferrals.  Each Participating Employer will contribute, with
          ----------------
respect to its Employees, an amount to the Trust equal to the amounts deferred under the Deferral Elections. Salary Deferrals will be allocated to each Participant's Salary Deferral Account in an amount equal to the amount deferred under each Participant's Deferral Election. Such contributions will be made within the time required by Department of Labor regulations.

     5.2. Treatment of Excess Salary Deferrals for Highly Compensated Employees.
          ---------------------------------------------------------------------
During each Plan Year, the Administrative Committee will determine whether Deferral Elections of certain Highly Compensated Employees will be limited for that Plan Year, to the extent necessary to satisfy one of the tests in Subsection (a) or (b) to prevent a violation of the requirements of Section 401(k)(3)(A) of the Code and Section 1165(e)(3) of the I.R.C. The Plan must pass one of the tests described in Subsection (a) or (b) using the definition of Highly Compensated Employee set forth in Section 2.26(a) and must again pass one of the tests in Subsections (a) or (b) using the definition of Highly Compensated Employee set forth in Section 2.26(b). Corrective measures will be determined using the same definition of Highly Compensated Employee that was used in conducting the tests.

          (a) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed 125% of the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year; or

          (b) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed 200% of the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year, provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

     If it finds such a violation, the Administrative Committee will first reduce or stop payroll deductions authorized under Deferral Elections with respect to any Highly Compensated Employees designated by the Administrative Committee. The Administrative Committee also may elect, in combination with such measures or separately, to make a Qualified Nonelective Contribution, as set forth in Section 5.6, to the Participants who are Non-Highly Compensated Employees in order to satisfy the requirements of Section 401(k)(3)(A) of the Code or Section 1165(e)(3) of the I.R.C.

The tests described in paragraphs (a) and (b) above shall be performed by comparing the actual deferral percentage for Participants who are Highly Compensated Employees for the current Plan Year to the actual deferral percentage of all other Participants for the current Plan Year.

     5.3. Edwards Lifesciences Corporation Common Stock Contribution.  The
          ----------------------------------------------------------
Employer will make an initial contribution of 50 shares of Edwards Lifesciences Corporation Common Stock to the Trust on behalf of such Employers' Employees who are Participants qualifying as Hourly Employees as of the Effective Date. Such Edwards Lifesciences Corporation Common Stock Contribution will be allocated to each of such Participant's Stock Grant Account and will remain invested in Edwards Lifesciences Corporation Common Stock.

     5.4. Company Matching Contribution.  Each Participating Employer will
          -----------------------------
contribute a Company Matching Contribution to the Trust on behalf of such Employer's Employees who are Participants in an amount equal to 50% of Salary Deferrals that do not exceed 6% of each such Participant's Compensation. Such Company Matching Contribution will be allocated to each Participant's Matching Contribution Account at the rate of 50% of such Participant's Salary Deferrals that do not exceed 6% of Compensation. Company Matching Contributions may be made any time during the Plan Year, at the discretion of the Participating Employers, but no later than 60 days after the close of the Plan Year.

     5.5. Treatment of Excess Company Matching Contributions for Highly
          -------------------------------------------------------------
Compensated Employees.  During each Plan Year, the Administrative Committee will
---------------------
determine whether Company Matching Contributions under Section 5.4 for any Plan Year shall be limited to the extent necessary to satisfy one of the tests in Subsection (a) or (b), below to prevent a violation of the requirements of
Section 401(m)(2)(A) of the Code. In determining compliance with these tests, the definition of Highly Compensated Employee in Section 2.26(a) applies.

          (a) The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed 125% of the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year; or

          (b) The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed 200% of the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year, provided that the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

     If it finds such a violation, the Administrative Committee will make, on behalf of the Participants who are Non-Highly Compensated Employees, a Qualified Nonelective Contribution as set forth in Section 5.6 or an additional Company Matching Contribution at a rate specified by the Administrative Committee or a combination of both a Qualified Nonelective Contribution and a Company Matching Contribution to satisfy the requirements of Section 401(m)(2)(A) of the Code. Any Company Matching Contribution used to correct a violation may be allocated as a uniform percentage of Compensation or a uniform dollar amount contributed on a per capita basis and will be made no later than the end of the 12-month period immediately following the Plan Year to which such Company Matching Contributions relate.

The tests described in paragraphs (a) and (b) above shall be performed by comparing the actual contribution percentage for Participants who are Highly Compensated Employees for the current Plan Year to the actual contribution percentage of all other Participants for the current Plan Year.

     5.6. Qualified Nonelective Contributions.  The Employer may elect to make
          -----------------------------------
Qualified Nonelective Contributions to be allocated to Non-Highly Compensated Employees in order to satisfy (wholly or in part) the Actual Deferral Percentage test set forth in Section 5.2 or the Actual Contribution Percentage test set forth in Section 5.5. Such contributions may be made as a uniform percentage of Compensation or a uniform dollar amount contributed on a per capita basis and shall be made, for purposes of satisfying the Actual Deferral Percentage test and/or the Actual Contribution Percentage test, no later than the end of the 12-month period immediately following the Plan Year to which such contributions relate. Qualified Nonelective Contributions that are treated as Salary Deferrals for purposes of the Actual Deferral Percentage test may not be taken into account in determining whether any other contributions or benefits satisfy the requirements of Code Section 401(a)(4) and may not be taken into account in determining whether Company Matching Contributions meet the Actual Contribution Percentage test of Code Section 401(m), as set forth in Section 5.5. Qualified Nonelective Contributions that are treated as Company Matching Contributions for purposes of the Actual Contribution Percentage test may not be taken into account in determining whether any other contributions or benefits satisfy the requirements of Code Sections 401(a)(4) and 401(k)(3) and I.R.C. Section 1165(e)(3) and may not be taken into account in determining whether Salary Deferrals meet the Actual Deferral Percentage test of Code Section 401(k)(3)(A) or I.R.C. 1165(e)(3).

     5.7. Special Definitions.
          -------------------

          (a) "Actual Contribution Percentage" means the ratio (expressed as a percentage) of Company Matching Contributions made on behalf of the Participant for the Plan Year to the Participant's Compensation. In determining the Actual Contribution Percentage for any Highly Compensated Employee, each plan described in Section 401(m) of the Code maintained by the Employer shall be aggregated.

          (b) "Average Actual Contribution Percentage" means the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group.

          (c) "Actual Deferral Percentage" means the ratio (expressed as a percentage) of Salary Deferral Contributions made by the Participant for the Plan Year to the Participant's Compensation for the Plan Year. In determining the Actual Deferral Percentage for any Highly Compensated Employee, each plan described in Section 401(k) of the Code maintained by the Employer shall be aggregated. An Actual Deferral Percentage shall not be calculated for a Participant who has no Compensation for a Plan Year.

          (d) "Average Actual Deferral Percentage" means the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.

          (e) "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

          (f) "Qualified Nonelective Contribution" means any contribution to the Plan (other than Company Matching Contributions) made by the Employer on behalf of a Participant that (i) the Participant may not elect to receive in cash until distributed from the Plan, (ii) is 100% vested and nonforfeitable when made, and (iii) is not distributable under the terms of the Plan to Participants or their Beneficiaries before the earliest of: (1) separation from service, death or disability of the Participant; (2) attainment of age 59 1/2; (3) termination of the Plan without the establishment of a successor defined contribution plan; (4) the disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) in the trade or business of the Employer if the Employer continues to maintain the Plan after the disposition, but only with respect to Participants who continue employment with the corporation acquiring such assets; or (5) the disposition by the Employer to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Code Section 409(d)(3)), if the Employer continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary. Qualified Nonelective Contributions made on a Participant's behalf shall be maintained in his Qualified Nonelective Contribution Account.

          (g) "Qualified Nonelective Contribution Account" means the Account maintained for Qualified Nonelective Contributions made to the Plan on behalf of a Participant, after adjustment for earnings, losses, changes in market value, fees, expenses and distributions, if any.

     5.8. Multiple Use Limitation. This Section describes a limitation on the
          -----------------------
multiple use of the alternative limits set forth in Sections 5.2 and 5.5 above. If the sum of the HCE Actual Deferral Percentage ("ADP") and HCE Matching Contribution Percentage ("MCP") exceeds the "Aggregate Limit," then the HCE ADP and/or the HCE MCP shall be reduced as provided in Section 5.6 until the Aggregate Limit is no longer exceeded. The HCE ADP and HCE MCP shall be determined for purposes of this paragraph after any corrections required to meet the tests in Sections 5.2 and 5.5 above, respectively. A "multiple use" shall not be considered to occur, and this subsection shall not apply, if either the HCE ADP for the HCE MCP does not exceed 1.25 multiplied by the NHCE ADP or NHCE MCP, respectively. The term "Aggregate Limit" means the greater of the following two paragraphs:

          (a) The sum of (1) 125% of the greater of the NHCE ADP or the NHCE MCP, and (2) two percentage points plus the lesser of the NHCE ADP or the NHCE MCP. In no event may the amount in clause (2) exceed twice the lesser of the NHCE ADP or the NHCE MCP.

          (b) The sum of (1) 125% of the lesser of the NHCE ADP or the NHCE MCP, and (2) two percentage points plus the greater of the NHCE ADP or the NHCE MCP. In no event may the amount in clause (2) exceed twice the greater of the NHCE ADP or the NHCE MCP.

                                  ARTICLE VI.

                Allocations to and Investment of Participants'
                                   Accounts

     6.1. Accounts  The Trustee will maintain the following accounts under the
          --------
Plan:

          (a) a Salary Deferral Account for each Participant for whom Salary Deferrals are made;

          (b) a Prior Plan Matching Contribution Account, for each Participant who received a direct transfer of matching account assets from the Prior Plan to the Plan; the Participant will be 100% vested in such account;

          (c) a Matching Contribution Account for each Participant for whom Company Matching Contributions are made;

          (d) a Qualified Nonelective Contribution Account for each Participant for whom Qualified Nonelective Contributions, as defined in Section 5.7 are made; and

          (e) a Stock Grant Account for each Participant for whom an Edwards Lifesciences Corporation Common Stock Contribution is made.

     6.2. Adjustment of Account Balances.  As of each Valuation Date, the
          ------------------------------
Investment Committee shall cause the Accounts of Participants to be adjusted to reflect adjustments in the value of the Trust Fund, to reflect contributions (net of Forfeitures) and to reflect distributions of benefits (including trustee-to-trustee transfers, eligible rollover distributions and withdrawals) as follows:

          (a) First, the Administrative Committee credits the Salary Deferral Account and Matching Contribution Account of each Participant with one-half of the Salary Deferrals and Matching Contributions that have been made to such Accounts on behalf of Participant since the last Valuation Date.

          (b) Second, the Administrative Committee debits each Participant's Accounts with any hardship or in-service withdrawals by such Participant made prior to the 15th day of the second month of the Valuation Period.

          (c) Third, the Administrative Committee adjusts the Participant's Accounts to reflect the Participant's pro-rata share of each Investment Fund's (i) gains or losses, (ii) expenses and (iii) adjustments reflecting any revaluations in the total fair market value of each Investment Fund's assets since the last Valuation Date.

          (d) Fourth, the Administrative Committee credits the Participant's Salary Deferral Account and Matching Contribution Account with the remaining one-half of the

     Salary Deferrals and Matching Contributions that have been made to such Accounts on behalf of Participants since the last Valuation Date.

          (e) Fifth, the Administrative Committee credits the Participant's Qualified Nonelective Contribution Account with the pro rata share of any Qualified Nonelective Contributions allocated since the last Valuation Date.

          (f) Sixth, the Administrative Committee debits the Participant's Accounts with any distributions made since the last Valuation Date.

     If an error in the adjustment of Accounts under this Section is discovered, the Investment Committee shall correct such error either (i) by crediting or changing the adjustment necessary to make such correction to or against income or unclaimed amounts or as an expense of the Trust Fund for the Plan Year in which the correction is made or (ii) by requiring the Participant's Employer to make a special contribution to the Plan.

     6.3. Limits on "Annual Additions"  The total allocations to any
          ---------------------------
Participant's Accounts under the Plan shall be limited in accordance with the provisions of Section 415(c) of the Code and the regulations thereunder, both of which are incorporated herein by reference. If a Participant's allocations in the Plan Year exceed the limits provided in Section 415(c) due to a reasonable error in the estimation of Salary Deferrals, any Salary Deferrals which cannot be allocated to that Participant for that Plan Year will be distributed and any related Matching Contribution will be used to reduce the Participating Employer's contribution to the Trust for such Plan Year or the next Plan Year.

     6.4. Investment Funds.  The Investment Committee may direct the Trustee to
          ----------------
establish a selection of Investment Funds that allow Participants to direct the investment of all of their Accounts into a range of investment alternatives. Such Investment Funds will provide the Participants with a broad range of investment alternatives whereby each Participant has a reasonable opportunity to:

          (a) Affect materially the potential return on amounts in his Accounts and the degree of risk to which such amounts are subject;

          (b) Choose from at least three investment alternatives:

              (i) each of which is diversified and each of which has materially different risk and return characteristics,

              (ii) which, to the extent normally appropriate for Participants, allow them to achieve portfolios with respect to the aggregate of their Accounts which have risk and return characteristics at any point within the range of all alternatives,

              (iii) each of which when combined with investments in the other alternatives tends to minimize the overall risk of each Participant's portfolio with respect to the aggregate of his Accounts through diversification; and

          (c) Diversify the investments of his Accounts so as to minimize the risk of large losses.

     6.5. Information Provided under ERISA Section 404(c).
          -----------------------------------------------

          (a) Participant's Opportunities to Exercise Control.  The Investment
              -----------------------------------------------
     Committee shall communicate its rules to Participants in a manner calculated to ensure that each Participant has a reasonable opportunity to direct the investment of his Accounts. Participants will receive:

              (i) A statement that the Plan is intended to constitute a plan described in Section 404(c) of ERISA and that the Plan's fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by the Participant;

              (ii) A description of the Investment Funds under the Plan and a general description of the investment objectives and risk and return characteristics of each such fund, including information relating to the type and diversification of assets comprising the Investment Fund;

              (iii)  The identity of each Investment Fund's Investment Manager;

              (iv) An explanation of any specified limitations on transfers to or from a designated Investment Fund and any restrictions on the exercise of voting, tender and similar rights appurtenant to the Participant's investment in the Investment Fund;

              (v) A description of any transaction fees and expenses which affect the Participant's Accounts in connection with purchases or sales of interests in the Investment Funds;

              (vi) A description of the procedures established to provide for the confidentiality of information relating to the purchase, holding and sale of Edwards Lifesciences Corporation Common Stock, and the exercise of voting, tender and similar rights by Participants through investment in the Edwards Lifesciences Corporation Common Stock Fund;

              (vii) In the case of an Investment Fund which is subject to the Securities Act of 1933, and in which the Participant has no assets invested immediately following or immediately prior to the Participant's initial investment in that fund, a copy of the most recent prospectus provided to the Plan; and

              (viii) Any materials provided to the Plan relating to the exercise of voting, tender or similar rights which are incidental to the holding in the Account of a Participant of an ownership interest in the Edwards Lifesciences Corporation Common Stock Fund.

          (b) Additional Information Provided upon Request.  The Investment
              --------------------------------------------
     Committee shall provide Participants, upon their request, with the following information:

              (i) A description of the annual operating expenses of each Investment Fund (e.g., investment management fees, administrative fees, transaction costs) which reduce the rate of return to Participants, and the aggregate amount of such expenses expressed as a percentage of average net assets of the fund;

              (ii) Copies of any prospectuses, financial statements and reports, and of any other materials relating to the Investment Funds, to the extent such information is provided to the Plan;

              (iii) A list of the assets comprising the portfolio of each Investment Fund and the value of each such asset; and

              (iv) Information concerning the value of shares or units in the Investment Funds, as well as the past and current investment performance of such funds, determined, net of expenses, on a reasonable and consistent basis.

     6.6. Investment Elections.  Each Participant, in accordance with rules
          --------------------
promulgated by the Administrative Committee, is required to direct the investment of his Accounts in one or more of the Investment Funds available under the Plan. Such investment elections shall be subject to the following limitations:

          (a) Initial Investment Election.  At the same time and in the same
              ---------------------------
     manner that a Participant makes his initial Deferral Election, the Participant must direct the Trustee in the manner prescribed by the Administrative Committee as to the Investment Funds to which the amounts credited to his Accounts shall be invested. A Participant may invest his Accounts in any combination (in 1% increments) of the available Investment Funds. All investment elections shall continue in force until properly changed in accordance with subsection (b) below.

          (b) Changes in Investment Elections.  Subject to subsection (c)(i), a
              -------------------------------
     Participant may change his investment directions effective as of the first day of any calendar quarter. A Participant may change his investment direction as to future contributions, as to the amounts already in his Accounts or as to both. Changes in investment elections shall be made in the manner prescribed by the Administrative Committee at least 30 days prior to the commencement of the calendar quarter in which it is to become effective.

          (c) Special Limitations and Procedures Applicable to the Edwards
              ------------------------------------------------------------
     Lifesciences Corporation Common Stock Fund.  The following limitations and
     -------------------------------------------
     procedures shall be applicable to investment elections which specify investment of a portion of the Participant's Accounts in the Edwards Lifesciences Corporation Common Stock Fund:

              (i) The aggregate amount of the assets of the Plan which may be invested in the Edwards Lifesciences Corporation Common Stock Fund shall be limited by the Investment Committee to the extent the Investment Committee deems necessary to prevent the Plan from holding 5% or more of the then outstanding Common Stock of Edwards Lifesciences Corporation or such other amount as shall be necessary to assure that the Plan does not become subject to the provisions of
          Section 13(d) of the Securities Exchange Act of 1934. The Investment Committee is authorized to take action as it deems appropriate, including directing the Trustee to invest in money market instruments for the remainder of the calendar quarter any contributions to the Edwards Lifesciences Corporation Common Stock Fund that would otherwise cause the Plan to exceed the 5% limit.

               (ii) Voting of Common Stock of the Edwards Lifesciences
                    --------------------------------------------------
          Corporation.  Pursuant to the terms set forth in the Trust Agreement,
          ------------
          each Participant having an interest in the Edwards Lifesciences Corporation Common Stock Fund shall have the right to direct the manner in which the Trustee shall vote the Edwards Lifesciences Corporation Common Stock credited to the Participant's Accounts. Before each annual or special meeting of shareholders of Edwards Lifesciences Corporation, there will be sent to each applicable Participant a copy of the proxy solicitation material for such meeting, together with a form requesting instructions to the Trustee on how to vote the Edwards Lifesciences Corporation Common Stock allocated to such Participant's Accounts. Instructions will be mailed directly to the Trustee to preserve confidentiality. Upon receipt of such instructions, the Trustee will vote such shares as instructed. The Trustee will vote Edwards Lifesciences Corporation Common Stock allocated to Participants' Accounts for which the Trustee receives no valid voting instructions and Edwards Lifesciences Corporation Common Stock not credited to Participant's Accounts, if any, held in the Trust Fund in a manner consistent with the provisions of the Trust Agreement and applicable law. The Investment Committee may, but is not required to, direct the Trustee with respect to the voting of Edwards Lifesciences Corporation Common Stock described in the previous sentence, and the Trustee will follow such directions except where to do so would be a breach of the Trustee's duties under the Trust Agreement or applicable law. The Trustee may not divulge information with respect to any Participant's directions regarding voting of Edwards Lifesciences Corporation Common Stock allocated to his Accounts. A Participant is deemed to be a named fiduciary of the Plan with regard to all instructions the Participant provides to the Trustee as to the manner in which it shall vote the Edwards Lifesciences Corporation Common Stock credited to such Participant's Accounts.

              (iii)   Offers for Edwards Lifesciences Corporation Common Stock.
                      --------------------------------------------------------
          Pursuant to the terms set forth in the Trust Agreement, in the event that the stockholders of Edwards Lifesciences Corporation have received an offer, including a tender offer, for the purchase or exchange of their shares of Edwards Lifesciences Corporation Common Stock, the following provisions shall apply:

                         (A) Each Participant having an interest in the Edwards
                    Lifesciences Corporation Common Stock Fund shall have the right to direct the Trustee concerning the sale or tendering of the number of shares of Edwards Lifesciences Corporation Common Stock credited to the Participant's Accounts. A Participant is deemed to be a named fiduciary of the Plan with regard to all instructions the Participant provides to the Trustee as to the manner in which it shall vote the Edwards Lifesciences Corporation Common Stock credited to such Participant's Accounts.

                         (B) The Trustee will use its best efforts to
                    communicate or cause to be communicated to all Participants the provisions of the Plan and Trust Agreement relating to such offer, all communications directed generally to the owners of the securities to whom the offer is made or available, and any communications that the Trustee may receive from persons making the offer or any other interested party (including the Company) relating to the offer. Edwards Lifesciences Corporation, the Company and the Investment Committee will provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with these communications to Participants. Neither Edwards Lifesciences Corporation, the Company nor the Trustee may interfere in any manner with any Participant's investment decision with respect to such an offer.

                         (C) If the offer is for all Edwards Lifesciences
                    Corporation Common Stock held by the Trustee in the Trust Fund, then the Trustee will:

                              (1) Accept or reject the offer with respect to
                         Edwards Lifesciences Corporation Common Stock allocated to each Participant's Accounts according to that Participant's investment decision, except where to do so would be a breach of the Trustee's duties under the Trust Agreement or applicable law; and

                              (2) Accept or reject the offer with respect to
                         Edwards Lifesciences Corporation Common Stock allocated to Participants' Accounts for which no valid investment decision was received by the Trustee and with respect to unallocated Edwards Lifesciences Corporation Common Stock held in the Trust Fund in the Trustee's sole discretion.

                    The Trustee may not divulge information with respect to any Participant's investment decision regarding the offer.

                         (D) If the offer is for less than all the Edwards
                    Lifesciences Corporation Common Stock held by the Trustee in the Trust Fund, all provisions of paragraphs (A) through (C) will be applied to that offer, except that each Participant will have the opportunity to make an investment decision for a pro rata portion of the Edwards Lifesciences Corporation Common Stock allocated to his Accounts, and the Trustee, after effecting those investment decisions, will make its acceptance or rejection of the offer with respect to a pro rata portion of the Edwards Lifesciences Corporation Common Stock allocated to Accounts for which it received no valid investment instructions or which is held unallocated in the Trust Fund, so that the offer has been accepted or rejected with respect to the full amount of Edwards Lifesciences Corporation Common Stock held by the Trustee in the Trust Fund which was subject to the offer.

                         (E) Notwithstanding the provisions of paragraphs (C)
                    and (D) above, the Investment Committee may, but is not required to, direct the Trustee with respect to the acceptance or rejection of any offer described in paragraph
                    (C) or (D) with respect to Edwards Lifesciences Corporation Common Stock allocated to Participants' Accounts for which no valid investment instructions are received by the Trustee and with respect to unallocated Edwards Lifesciences Corporation Common Stock held in the Trust Fund, and the Trustee shall accept or reject any such offer in accordance with any such directions from the Investment Committee to the Trustee with respect to the offer, except where to do so would be a breach of the Trustee's duties under the Trust Agreement or applicable law.

                         (F) Following the Trustee's sale or tender of shares
                    pursuant to the terms of this subsection, each affected Participant's interest in the Edwards Lifesciences Corporation Common Stock Fund shall be eliminated and the proceeds from the sale or tender of the shares credited to the Participant's Accounts shall be subject to the Participant's investment direction.

               (iv) Special Limitations and Procedures Applicable to the Baxter
                    -----------------------------------------------------------
          Common Stock Fund.  The shareholder rights in the event of a tender
          ------------------
          offer described in subparagraph (iii), above also shall be applicable to Participants in the Baxter Common Stock Fund with respect to a pro rata portion of the unallocated shares of Baxter Common Stock in the Baxter Common Stock Fund determined as described above. For purposes of this paragraph, references to "Company" and "Company Common Stock" in paragraph (d) shall mean "Baxter" and "Baxter Common Stock," respectively.

          (d) Common Stock Reserved; Anti-dilution.  Pursuant to a registration
              ------------------------------------
     statement filed with the Securities and Exchange Commission with respect to the Plan, a certain number of shares of the Common Stock of Edwards Lifesciences Corporation have been registered for sale to the Trustee pursuant to Participant investment elections described above. In the event of a stock split, stock dividend, recapitalization or other event (collectively, a "Corporate Event") that would cause the dilution of such registered shares, the number of shares subject to such registration statement will be automatically adjusted to avoid dilution in a manner that is consistent with the terms of such Corporate Event.

     6.7. Investment Fund Accounting.  The undivided interest of each
          --------------------------
Participant's Accounts in an Investment Fund shall be determined in accordance with the accounting procedures specified in the Trust Agreement, investment management agreement, insurance contract, custodian agreement or other document under which such Investment Fund is maintained (the "Investment Fund Document"). To the extent not inconsistent with such procedures, the following rules shall apply:

          (a) Deposits.  Amounts deposited in an Investment Fund shall be
              --------
     deposited by means of a transfer of such amounts to such Investment Fund to conform with the investment elections properly received in accordance with
     Section 6.6.

          (b) Accounts.  Participant Accounts shall be maintained in U.S.
              --------
     dollars.

          (c) Transfers.  Amounts required to be transferred from an Investment
              ---------
     Fund to satisfy benefit payments and required transfers to effectuate investment elections in accordance with Section 6.6 shall be transferred from such Investment Funds as soon as practicable following receipt by the Trustee or Investment Manager of proper instructions to complete such transfers.

          (d) Allocation of Fund Earnings.  Except as provided in the applicable
              ---------------------------
     Investment Fund Document, all amounts deposited in an Investment Fund shall be invested as soon as practicable following receipt of such deposit. Notwithstanding the primary purpose or investment policy of an Investment Fund, assets of any Investment Fund which are not invested in the primary investment vehicle authorized by the Investment Fund Document shall be invested in such short-term instruments or funds as the Trustee or applicable Investment Manager or insurance institution shall determine pending investment in accordance with such Investment Fund Document.

          (e) Accounting for Purchases and Sales of Edwards Lifesciences
              ----------------------------------------------------------
     Corporation Common Stock.  Purchases and sales of Edwards Lifesciences
     ------------------------
     Corporation Common Stock shall be made for the Edwards Lifesciences Corporation Common Stock Fund in accordance with the provisions of the Trust Agreement and in accordance with the following:

              (i) No commissions shall be paid in connection with purchases or sales of Edwards Lifesciences Corporation Common Stock from or to any disqualified person or party in interest (as defined for purposes of Section 4975(e)(2) of the Code or Section 3(14) of ERISA).

              (ii) Purchases of Edwards Lifesciences Corporation Common Stock other than purchases on the New York Stock Exchange (the "Exchange") shall be at a price not greater than the last recorded sales price quoted for such shares on the Exchange on the last trading day on which there was a recorded sale of such shares immediately preceding the date of such purchases (the "Exchange Trading Price").

              (iii) Sales of Edwards Lifesciences Corporation Common Stock other than sales on the Exchange shall be at a price not less than the Exchange Trading Price (as defined in subparagraph (ii) above).

              (iv) In-kind contributions of the Employers, including contributions of Edwards Lifesciences Corporation Common Stock, are valued at fair market value. For this purpose Edwards Lifesciences Corporation Common Stock shall be valued as of the date of such contribution at the then Exchange Trading Price (as defined in subparagraph (ii) above but determined as of the end of the date on which such contribution is made if such date is a trading day on the Exchange). If there are no sales of Edwards Lifesciences Corporation Common Stock on the date as of which the Exchange Trading Price is determined, then the fair market value of such common stock shall be the mean of the bid and asked prices for such date.

              (v) If the Investment Committee is unable to determine the Exchange Trading Price (as defined in subparagraph (ii) above) because sales prices on the Exchange are not so quoted, such quotes are not available to the Investment Committee or for any other reason, then the Investment Committee may utilize a composite index price or other price which is generally accepted for the establishment of fair market value in lieu of the Exchange Trading Price for purposes of the restrictions of subparagraphs (i) and (ii) above.

     6.8. Expenses.  Unless paid by the Employers, all costs and expenses
          --------
incurred in connection with the general administration of the Plan and Trust shall be allocated among the Participants on a pro rata basis. Expenses of each Investment Fund will be borne by each Participant in the same proportion that the amount such Participant invested in each such fund bears to the amount invested in the fund by all Participants as of the Valuation Date preceding the date of allocation.

     6.9. Crediting Allocations.  Salary Deferrals will be allocated to the
          ---------------------
Participants' Salary Deferral Accounts as of the last day of the month in which the payroll deductions were executed, regardless of the date such contributions are actually made. Company Matching Contributions will be credited to Participants' Matching Contribution Accounts as of the last day of the month in which the related Salary Deferrals were allocated, regardless of the date such contributions are actually made. Qualified Non-Elective Contributions will be allocated as of the last day of each Plan Year, regardless of the date such contribution is actually made. Edwards Lifesciences Corporation Common Stock Contribution shall be allocated to the Stock Grant Account as of the first day of the first Plan Year.

                                 ARTICLE VII.

                         Distributions and Withdrawals

     7.1. Benefits upon Termination.
          -------------------------

          (a) Full Benefits at Death, Disability or Normal Retirement Age.  If a
              -----------------------------------------------------------
     Participant incurs a Termination of Employment due to death, Disability or after attaining Normal Retirement Age, he (or in the case of the Participant's death, his Beneficiary) shall be entitled to receive the entire balance of his Accounts as of the Valuation Date preceding the date of distribution, plus any allocations made to his Accounts since such Valuation Date.

          (b) Vested Benefit for Other Terminations. If a Participant incurs a
              -------------------------------------
     Termination of Employment for reasons other than those described in subsection (a) above, he shall be entitled to receive the vested portion of his Account balance, determined as of the Valuation Date preceding the date of distribution. A Participant's Account balance as of the distribution date will equal the balance of all of the Participant's Accounts as of the Valuation Date preceding the distribution, increased by allocations since such Valuation Date.

          (c) Form of Benefit.  The normal form of benefit payment under the
              ---------------
     Plan is a lump sum distribution. A Participant may, however, elect to have his Accounts distributed in the form of substantially equal, annual, quarterly or monthly installment payments over a period not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary; provided, however, that such
                                                 --------
     installments will be paid only if at least 50% of the present value of the payments can be expected to be paid to the Participant during his lifetime. The Administrative Committee shall not adjust installment payments to take into account changes in the life expectancy of a Participant or of his Spouse or Beneficiary. A Participant receiving installments may elect at any time to receive the unpaid balance of his Accounts as a lump sum. Benefits may be distributed in cash or in kind, as provided in Section 9.11.

     7.2. Vesting of Account Balances.  A Participant's non-forfeitable interest
          ---------------------------
in his Accounts will be determined as follows:

          (a) Salary Deferral Accounts and Qualified Nonelective Contribution Accounts, as defined in Section 6.1, are always non-forfeitable.

          (b) Prior Employer Matching Contribution Account is always non-forfeitable.

          (c) Matching Contribution Accounts shall become non-forfeitable according to the following schedule:

                             Vesting Schedule
                             ----------------
              Years of Service                 Non-forfeitable Percentage
              ----------------                 --------------------------
              Less than One                                 0%
        One, but Less Than Two                             20%
        Two, but Less Than Three                           40%
        Three, but Less Than Four                          60%
        Four, but Less Than Five                           80%
            Five or more years                            100%

     7.3. Time of Distribution.
          ---------------------

          (a) A Participant described in Section 7.1(b) may elect to receive the non-forfeitable interest in his Accounts at any time after Termination of Employment. If no election is made, the Plan will distribute the Participant's non-forfeitable interest in his Accounts as soon as is administratively feasible following the month in which he incurs a Termination of Employment, or if later, the date he attains his Normal Retirement Age, subject to the provisions of Section 7.4.

          (b) A Participant's non-forfeitable interest in his Accounts will be distributed to him no later than the April 1 following the later of the Plan Year in which he (i) incurs a Termination of Employment or (ii) attains age 70 1/2. However, if the Participant is a 5% Owner, the non-forfeitable interest in his Accounts will be distributed to him no later than April 1 following the calendar year in which he attains age 70 1/2, regardless of whether he is an Employee as of such date.


     7.4. Immediate Cash-Out of Small Benefits.  If the amount payable to a
          ------------------------------------
Participant pursuant to Section 7.1 does not exceed $5,000, such amount shall be paid to the Participant (or to his Beneficiary, if appropriate) without the consent of the Participant as soon as administratively feasible following the Participant's Termination of Employment. This Section 7.4 supersedes any other provision of the Plan that may conflict with its terms.

     7.5. Distribution to Beneficiaries.
          -----------------------------

          (a) Lump Sum. If a Participant dies before receiving the distribution
              --------
     of the balance of his Accounts, that amount will be paid to his Beneficiary in a lump sum, or if such Beneficiary elects, installments as provided in Subsection (b). If more than two Beneficiaries are identified under
     Section 7.6(c), payment to each Beneficiary will be made in a lump sum only. Lump sum distributions will be paid to the Participant's Beneficiary not later than the last day of the fifth Plan Year following the Plan Year in which the Participant died.


          (b) Installments. A designated Beneficiary to whom a lump sum
              ------------
     distribution would be made pursuant to this Section 7.5 may request that the Account be distributed in installments. If the Participant was receiving installments prior to his death, such installments will be paid at least as rapidly as the installment form selected by the Participant. If the Participant has not received a distribution from his Accounts after Termination of Employment and prior to his death, and his Beneficiary is not his spouse, such installment payments must commence by the last day of the Plan Year following the Plan Year in which the Participant died, and must be payable over a period not exceeding the life expectancy of the Beneficiary. If the Participant's spouse is the Beneficiary, such installments may commence at any time after the Participant's death, up to the first day of the month preceding the date on which the Participant would have attained age 70 1/2. Installment payments must satisfy the minimum payment requirements of Prop. Treas. Reg. (S) 1.401(a)(9)-2, and the minimum distribution requirements of such proposed regulations, which are incorporated into this Plan by reference and supersede any contrary provisions of the Plan.

     7.6. Beneficiaries.
          -------------

          (a) Each Participant (or a Beneficiary who becomes entitled to receive a distribution under the Plan) may designate a Beneficiary to receive any payments which are unpaid at his death, by following the procedure designated by the Administrative Committee. A person who has filed a designation of Beneficiary may revoke or change it at any time by complying with the procedure designated by the Administrative Committee.

          (b) A married Participant's spouse, if he has one, will automatically be his Beneficiary unless he files a copy of a form provided by the Administrative Committee designating a different Beneficiary which contains the Participant's spouse's signed, notarized consent to that designation.

          (c) If a Participant has not designated a Beneficiary or if the Beneficiary who was designated is dead, the Beneficiary under this Section will be the member(s) of the first of the following groups of relatives of the person on account of whose death payment is to be made who has any living member(s) on the date of payment: (i) his spouse, (ii) in equal shares to each of his children with one such share collectively to the descendants of any deceased child, per stirpes, (iii) in equal shares to
                                        --- -------
     each of his parents; (iv) in equal shares to each of his brothers and sisters with one such share collectively to the descendants of any deceased brother or sister, per stirpes, and (v) his estate.
                        --- -------

     7.7. Distributions to Incapacitated Persons.  If the Administrative
          --------------------------------------
Committee determines that a Participant or Beneficiary is incapacitated to the extent that he is unable to manage his financial affairs, the Administrative Committee may (until a claim is made by a conservator or other person legally responsible for the care of the person or of his estate) make any payment due to such person under the Plan to any other person or entity for the benefit of the incapacitated Participant or Beneficiary. Once a proper claim has been made to the Administrative Committee, any payments to which the incapacitated Participant or Beneficiary is entitled will be made to the conservator or other person legally charged with the care of the person or of his estate.

     7.8. Direct Rollovers. Notwithstanding any other provision of the Plan, if
          ----------------
a Participant who has incurred a Termination of Employment notifies the Administrative Committee that he desires to transfer the entire distribution otherwise payable to him to an individual retirement account, to a retirement plan that is qualified under I.R.C. Sections 1165(a) or 1165(e) or to a plan offered by his employer which is qualified under Code Section 401(a) and I.R.C. Sections 1165(a) or 1165(e), the distribution otherwise payable to the Participant may be made as a direct transfer to the trustee or trustees of the transferee plan's tax-exempt trust fund or to the custodian of the individual retirement account, subject to the following conditions:

          (a) Notification by the terminated Participant shall be in writing on a form provided by the Administrative Committee and shall be delivered to the Administrative Committee as soon as practicable, but no later than the date on which payment would otherwise be made from the Plan to the Participant;

          (b) The transferee plan shall include an express authorization for its trustees to receive, hold and distribute in accordance with that plan all transferred, portable, vested and lump sum accounts of any new Participant in the plan that are attributable to participation in the qualified defined contribution plan of a former employer; and

          (c) The Participant shall be provided with a notice of his rights under this Section 7.8 no less than 30 days and no more than 90 days before the commencement of an eligible rollover distribution from the Plan. Written consent for the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before such commencement. Such distribution may commence less than 30 days after the notice is given provided that:

               (i) The Administrative Committee clearly informs the Participant of his right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

               (ii) The Participant, after receiving the notice, affirmatively elects a distribution.

     7.9. In-Service Withdrawals.  Except as provided in an applicable
          ----------------------
Supplement to this Plan, Accounts of Participants who have not ceased to be Employees may be withdrawn in accordance with the following rules:

          (a) Hardship Withdrawals.  A Participant may, by following the
              ---------------------
     procedure designated by the Administrative Committee, withdraw all, or part, of the portion of his Salary Deferral Account which is attributable to his Salary Deferrals, not including any earnings thereon. Any withdrawal under this Section 7.9(a) must be on account of an immediate and heavy financial need of the Participant and cannot be more than the amount which is necessary to satisfy that need, unless the Participant has attained age 59 1/2. A Participant may obtain no more than two hardship withdrawals in any Plan Year. For purposes of this paragraph:

              (i) The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, as described in Section 213(d) of the Code, of the Participant, his spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Participant; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents; or the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, his principal residence.

              (ii) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if the Participant demonstrates to the Administrative Committee's satisfaction that:

                   (A) the Participant has obtained all distributions, other
               than hardship distributions;

                   (B) the Participant agrees, as a condition of the
               distribution, that Salary Deferrals for him will be suspended for twelve months after the receipt of the distribution;

                   (C) The Participant may not make Salary Deferrals to the
               Plan or any other qualified plan of the Employer for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the Deferral Limit for such next taxable year less the amount of such Participant's Salary Deferrals for the taxable year of the hardship distribution; and

                       (D) the distribution is not in excess of the amount of an
                 immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

            (b)  Withdrawals after Age 59 1/2. A Participant who has attained
                 ----------------------------
     age 59 1/2 may elect to withdraw 100% of the value of his Accounts, excluding his Stock Grant Account, without the need to demonstrate an immediate and heavy financial need. Only one withdrawal per calendar year may be made pursuant to this subsection.

            (c) Any application for a distribution under this Section will be deemed to be a consent by the Participant to the distribution.

     7.10.  Qualified Domestic Relations Orders.  Any payment which would
            -----------------------------------
otherwise be made under this Article VI may be modified to the extent necessary to comply with any judgment, decree or other order which the Administrative Committee determines is a "qualified domestic relations order" (as defined in Section 414(p)(1)(B) of the Code). The Administrative Committee will adopt rules for determining whether any judgment, decree or order received by the Plan is a "qualified domestic relations order" and for administering payments under any such order.

     7.11.  Distribution When Distributee's Address Is Unknown.  Subject to all
            --------------------------------------------------
applicable laws relating to unclaimed property, if the Administrative Committee or Trustee mails by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notification that he is entitled to a distribution hereunder, and if the notification is returned by the United States Postal Service as being undeliverable because the addressee cannot be located at the address indicated, and if neither the Administrative Committee nor the Trustee has knowledge of such Participant's or Beneficiary's whereabouts within three years from the date the notification was mailed, or if within three years from the date the notification was mailed to the Participant or Beneficiary he does not respond by informing the Administrative Committee or the Trustee of his whereabouts, then, and in either of those events, as soon as practicable following the third anniversary of the mailing of the notification, the then undistributed share of such Participant or Beneficiary shall be paid to the person or persons who would have been entitled to take such share in the event of the death of the Participant or Beneficiary whose whereabouts are unknown, assuming that such death occurred as of the third anniversary of the mailing of such notification. In the event such alternate payment cannot be made, and subject to the applicable state laws concerning escheat, the aggregate amount of such Participant's Accounts shall be held in a suspense account until the end of the Plan Year and shall serve to reduce any Company Matching Contributions for that Plan Year; provided, however, that such amounts shall be reinstated to the proper Participant Accounts upon a valid claim thereof by the proper Participant or Beneficiary.

     7.12.  Forfeitures.  The portion of any Participant's Matching Contribution
            -----------
Account which is not vested under Section 7.2 will become a Forfeiture upon such Participant's Termination of Employment and, except as provided in subsection
(c) below, will be applied to reduce Company Matching Contributions on a periodic basis. However, if such Participant resumes employment with an Employer before incurring five consecutive One-Year Breaks In Service, the Forfeiture (unadjusted for subsequent earnings or losses) shall be restored to the Participant's Salary Deferral Account if the Participant restores to the Plan the amount previously distributed in accordance with subsection (a) below unless such restoration is not required under an applicable Supplement to this Plan. The restorations of a Participant's Matching Contribution Account are subject to the following rules:

            (a) Buy-Back Contribution.  The Forfeiture shall be restored if
                ---------------------
         within 60 months following such Participant's resumption of employment, he deposits with the Investment Committee an amount equal to the portion of his Matching Contribution Account which was previously distributed.

            (b) Restoration of Forfeitures.  As of the first Valuation Date
                --------------------------
     following receipt by the Investment Committee of the deposit described in subsection (a) above (or as soon as practicable thereafter), the Participant's Matching Contribution Account shall be credited with the Forfeiture.

            (c) Source of Restoration.  The amounts necessary to restore the
                ---------------------
     Forfeiture in accordance with subsection (b) above shall be allocated for such purpose from Forfeitures not yet applied towards Company Matching Contributions, and if such Forfeitures are not sufficient for this purpose, then, to the extent necessary to satisfy such restoration, the balance of such Forfeitures in accordance with subsection (b) above shall be restored by a special allocation of Company Matching Contributions which shall reduce the amounts available to credit to all other Participants as of such Valuation Date. In lieu of such method of restoring the Forfeiture, the Participant's Employer may make a special contribution which shall be utilized solely for purposes of such restoration.

                                 ARTICLE VIII.

                            "Top-Heavy" Provisions

     8.1.   Application.  Notwithstanding any provisions of the Plan to the
            -----------
contrary, the provisions of this Article VIII shall apply and be effective for any Plan Year for which the Plan shall be determined to be a "Top-Heavy Plan" as provided and defined herein.

     8.2.   Special Terms. For purposes of this Article VIII, the following
            -------------
terms shall have the following meanings:

            (a) "Aggregate Benefit" means the sum of:

               (i) The present value of the accrued benefit under each and all defined benefit plans in the Aggregation Group determined on each plan's individual Determination Date as if there were a Termination of Employment on the most recent date the plan is valued by an actuary for purposes of computing plan costs under Section 412 of the Code within the 12-month period ending on the Determination Date of each such plan, but with respect to the first plan year of any such plan determined by taking into account the estimated accrued benefit as of the Determination Date; provided that the actuarial assumptions to be applied for purposes of this subparagraph (i) shall be the same assumptions as those applied for purposes of determining the actuarial equivalents of optional benefits under the particular plan, except that the interest rate assumption shall be 5%;

               (ii) The present value of the accrued benefit (i.e., account balances) under each and all defined contribution plans in the Aggregation Group, valued as of the valuation date coinciding with or immediately preceding the Determination Date of each such plan, including (A) contributions made after the valuation date but on or prior to the Determination Date, (B) with respect to the first plan year of any plan, any contribution made subsequent to the Determination Date but allocable as of any date in the first plan year or (C) with respect to any defined contribution plan subject to
          Section 412 of the Code, any contribution made after the Determination Date that is allocable as of a date on or prior to the Determination Date; and

               (iii) The sum of each and all amounts distributed (other than a rollover or plan-to-plan transfer) from any Aggregation Group Plan, plus a rollover or plan-to-plan transfer initiated by the Employee and made to a plan which is not an Aggregation Group Plan within the Current Plan Year or within the preceding four plan years of any such plan, provided such amounts are not already included in the present value of the accrued benefits as of the valuation date coincident with or immediately preceding the Determination Date.

          The Aggregate Benefit shall not include the value of any rollover or plan-to-plan transfer to an Aggregation Group Plan, the contribution or transfer of which was initiated by a Participant, was from a plan which was not an Aggregation Group Plan and was made after December 31, 1983, nor shall the Aggregate Benefit include the value of employee contributions which are deductible pursuant to Section 219 of the Code.

          (b) "Aggregation Group" means the Plan and any plan (including a plan that has terminated) which is described in Section 401(a) of the Code, is an annuity contract described in Section 403(a) of the Code or is a simplified employee pension described in Section 408(k) of the Code maintained or adopted by an Employer or a commonly controlled entity of the Employer in the Current Plan Year or one of the four preceding Plan Years which is either a "Required Aggregation Group" or a "Permissive Aggregation Group."

               (i) A "Required Aggregation Group" means all Aggregation Group Plans (A) in which a Key Employee participates or (B) which enable any Aggregation Group Plan in which a Key Employee participates to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code;

               (ii) A "Permissive Aggregation Group" means all Aggregation Group Plans included in the Required Aggregation Group, plus one or more other Aggregation Group Plans as designated by the Administrative Committee in its sole discretion, which satisfy the requirements of
          Section 401(a)(4) and Section 410 of the Code when considered with the other component plans of the Required Aggregation Group.

          (c) "Aggregation Group Plan" means the Plan and each other plan in the Aggregation Group.

          (d) "Current Plan Year" means (i) with respect to the Plan, the Plan Year in which the Determination Date occurs, and (ii) with respect to each other Aggregation Group Plan, the plan year of such other plan in which occurs the Determination Date of such other plan.

          (e) "Determination Date" means (i) with respect to the Plan and its Plan Year, the last day of the preceding Plan Year, or (ii) with respect to any other Aggregation Group Plan in any calendar year during which the Plan is not the only component plan of an Aggregation Group, the determination date of each plan in such Aggregation Group to occur during the calendar year as determined under the provisions of each such plan.

          (f) "Former Key Employee" means an Employee (including a terminated Employee) who is not a Key Employee in the Current Plan Year nor during the four preceding Plan Years but who was a Key Employee at any time prior to the four preceding Plan Years.

          (g) "Key Employee" means an Employee described in Section 2.33.

          (h) "Top-Heavy Plan" means the Plan with respect to any Plan Year if the Aggregate Benefit of all Key Employees or the Beneficiaries of Key Employees determined on the Determination Date is an amount in excess of 60% of the Aggregate Benefit of all persons who are Employees within the Current Plan Year, excluding Former Key Employees, plus the Aggregate Benefit of persons who have been Employees (but are not Former Key Employees) within the four preceding Plan Years but who are not Employees in the Current Plan Year. With respect to any calendar year during which the Plan is not the only Aggregation Group Plan, the ratio determined under the preceding sentence shall be computed based on the sum of the Aggregate Benefits of each Aggregation Group Plan totaled as of the last Determination Date of any Aggregation Group Plan to occur during the calendar year.

     8.3. Minimum Contribution.  In the event the Plan in any Plan Year is a
          --------------------
Top-Heavy Plan, and if no other Plan of an Employer provides a minimum benefit required under Section 416(c) of the Code for a Participant who is not a Key Employee for such Plan Year, then this Plan shall provide a minimum benefit, regardless of profits, for each such Participant employed on the last day of the Plan Year and for whom a minimum benefit is required. In the event that a Participant is also covered by a defined benefit pension plan sponsored by an Employer, the minimum benefit required by Section 416(c) of the Code shall be supplied first by such pension plan. The minimum benefit shall be a Company contribution in an amount not less than three percent of such Participant's Compensation, subject to the four following adjustments, if applicable:

          (a) any Company contribution attributable to a salary reduction or similar arrangement shall not be taken into account;

          (b) if a Participant is not also covered by a defined benefit plan in a Required Aggregation Group, the three percent minimum contribution shall not exceed the percentage at which contributions are made (or required to be made) under the Plan for the Key Employee for whom such percentage is the highest for such year (said percentage being his contribution divided by his Compensation);

          (c) if a Participant is also covered by a defined benefit plan in a Required Aggregation Group, then to the extent required by the Internal Revenue Service, said three percent minimum contribution shall be five percent; and

          (d) if a Participant is also covered by a defined benefit plan so that the combined plan maximum dollar limits of Section 415(e) of the Code become applicable and would reduce any benefit for a Plan Year under the plans so limited, then for each such Plan Year, the minimum contribution shall be four percent instead of three percent if the defined benefit plan is not in a Required Aggregation Group, and if it is, then the minimum contribution rate shall be seven and one-half percent instead of five percent.

     8.4. Maximum Benefit Accrual.  For any Plan Year that the Plan is a Top-
          -----------------------
Heavy Plan, the denominator of the "defined benefit fraction" and the denominator of the "defined contribution fraction" (as defined in Code Section 415(e)) shall be determined by substituting "1.0" for "1.25". The preceding sentence shall not apply with respect to any Plan Year that the Plan is a Top-Heavy Plan if (a) Section 8.3 is applied by substituting "4%" for "3%" and (b) the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" in Subsection 8.2(h). This Section shall not apply with respect to an Employee for any Plan Year during which he accrues no benefit under any plan of the Aggregation Group.

     8.5. Termination of Top-Heavy Status.  If the Plan has been determined to
          -------------------------------
be a Top-Heavy Plan for one or more Plan Years and thereafter ceases to be a Top-Heavy Plan, the provisions of this Article VIII shall cease to apply to such Plan effective as of the Determination Date on which the Plan is not a Top-Heavy Plan.

     8.6. Related Plans.  For purposes of this Article VIII, "Related Defined
          -------------
Benefit Plan" and "Related Defined Contribution Plan" means, respectively, a defined benefit plan or defined contribution plan maintained by an employer which, with the Company, is a member of a "controlled group of corporations," a "group of trades or businesses under common control" or an "affiliated service group" (as defined, respectively, in Sections 414(b), 414(c) and 414(m) of the Code) or any other group of employers required to be aggregated under Section 414(o) of the Code.

                                  ARTICLE IX.

                                Plan Committees

     9.1. Membership of Administrative and Investment Committees.  The Company
          ------------------------------------------------------
hereby delegates its powers with respect to the appointment of the Plan fiduciaries, including the power to appoint the administrator and the Trustee, to Edwards Lifesciences Corporation. The Administrative Committee, consisting of at least three persons, shall be appointed by the Compensation Committee of the Board of Directors. The Investment Committee, consisting of at least three persons, shall be appointed by the Finance Committee of the Board of Directors. The Secretary of the Company will certify to the Trustee from time to time the appointment to (and termination from) office of each member of the Administrative Committee and the Investment Committee and the persons, if any, who are selected as secretaries of the Administrative Committee and the Investment Committee. The appointment of a member of either Committee and acceptance of such appointment by any person constitutes an agreement by and between the Company and such Committee member that the member, acting in concert with the other Committee members, shall have and will exercise the powers and duties described herein, including, with respect to the Administrative Committee, the power and duty to interpret this Plan and determine the benefits to which Participants are entitled hereunder.

     9.2. Administrative Committee Powers and Duties.  The Administrative
          ------------------------------------------
Committee shall have such powers and duties necessary to discharge its duties hereunder, including, but not limited to, the following:

          (a) Within its complete and unfettered discretion to construe and interpret the Plan and Trust Agreement provisions and to resolve all questions arising under the Plan including questions of Plan participation, eligibility for benefits and the rights of Employees, Participants, Beneficiaries and other persons to benefits under the Plan and to determine the amount, manner and time of payment of any benefits hereunder;

          (b) To prescribe procedures, rules and regulations to be followed by Employees, Participants, Beneficiaries and other persons or to be otherwise utilized in the efficient administration of the Plan consistent with the Trust;

          (c) To make determinations as to the rights of Employees, Participants, Beneficiaries and other persons to benefits under the Plan and to afford any Participant or

     Beneficiary dissatisfied with such determination with rights pursuant to a claims procedure adopted by the Administrative Committee;

          (d) To settle or compromise claims against the Plan by Participants, Beneficiaries and other persons;

          (e) To enforce the Plan in accordance with the terms of the Plan and the Trust and to enforce its procedures, rules and regulations;

          (f) To be responsible for the preparation and maintenance of records necessary to determine the rights and benefits of Employees, Participants and Beneficiaries or other persons under the Plan and the Trust and to request and receive from the Employers such information necessary to prepare such records;

          (g) To prepare and distribute in such manner as it deems appropriate and to prepare and file with appropriate government agencies information, disclosures, descriptions and reporting documents regarding the Plan, and in the preparation and review of such reports the Administrative Committee is entitled to rely upon information supplied to it by the Employees, accountants, counsel, actuaries, the Investment Managers and any insurance institutions described in the Trust Agreement;

          (h) To appoint or employ individuals to assist in the administration of the Plan and other agents (corporate or individual) that the Administrative Committee deems advisable, including legal counsel and such clerical, medical, accounting, auditing, actuarial and other services as the Administrative Committee may require in carrying out the provisions of the Plan. However, no agent except an Investment Manager or fiduciary named in the Plan shall be appointed or employed in a position that would require or permit him or her: (i) to exercise discretionary authority or control over the acquisition, disposition or management of Trust assets;
     (ii) to render investment advice for a fee; or (iii) to exercise discretionary authority or responsibility for Plan administration;

          (i) To cause to be prepared and to cause to be distributed, in such manner as the Trustee determines to be appropriate, information explaining the Plan and Trust;

          (j) To furnish to the Employers upon request such annual or other reports with respect to the administration of the Plan as are reasonable and appropriate;

          (k) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, receipts and disbursements, and assets of the Trust; and

          (l) To discharge all other duties set forth in the Plan.

     9.3. Investment Committee Powers and Duties.  The Investment Committee has
          --------------------------------------
such powers necessary to discharge its duties hereunder, including, but not limited to, the following:

          (a) To establish and from time to time revise the investment policy of the Plan, to communicate and consult with the Company, the Administrative Committee and the Trustee and any Investment Manager or insurance institution regarding the investment policy applicable to the Plan as a whole or to any individual Investment Fund;

          (b) To supervise the performance by the Trustee and any Investment Manager or insurance institution regarding their responsibilities under the Plan and Trust. The Investment Committee shall review and analyze performance information supplied by the Trustee and the Investment Managers or insurance institutions to the Investment Committee and/or any such performance information obtained independently by the Investment Committee and shall report the results of such analysis to the Finance Committee of the Board of Directors from time to time in such form and with such degree of frequency as the Investment Committee shall determine proper. Such responsibilities of the Investment Committee with respect to supervision, review and analysis shall be performed no less frequently than once each Plan Year and shall ordinarily not be required more frequently than once each calendar quarter. The Trustee, Investment Managers and insurance institutions have been allocated the responsibility for day-to-day investment management of the Plan and Trust and the responsibilities of the Investment Committee hereunder are not intended to relieve the Trustee, Investment Managers or insurance institutions of such on-going investment management responsibilities;

          (c) To instruct the Trustee, the Investment Managers and insurance institutions with respect to the proper application of contributions made under the Plan;

          (d) To determine the proper allocation of investment responsibilities with respect to the assets of the Plan between the Trustee and any Investment Manager or insurance institution acting hereunder or under the terms of the Trust and to allocate fiduciary responsibilities among these parties;

          (e) To the extent not provided to the contrary in the Trust Agreement, to appoint the Trustee and any Investment Managers or insurance institutions, to direct the establishment of any Investment Fund and to remove the Trustee and any Investment Managers or insurance institutions or appoint additional Trustees, Investment Managers or insurance institutions;

          (f) To review any accounts submitted by the Trustee and any Investment Managers or insurance institutions and to report to the Finance Committee of the Board of Directors with respect to any such accounts;

          (g) Following the Administrative Committee's determination of the benefit rights of any Participant or Beneficiary, to aggregate information concerning such benefits and authorize and direct the Trustee with respect to the commencement, modification or cessation of such benefit payments;

          (h) To supervise the performance of fiduciary responsibilities by others including the Trustee and any Investment Managers;

          (i) To appoint and utilize the services of administrative staff employees of the Company and the other Employers for the performance of duties delegated to the Investment Committee hereunder and to rely upon information received from such staff employees; provided that in both cases the Investment Committee reasonably believes the performance of such services and the preparation of such information is within the competence of such staff employees;

          (j) To furnish to the Employers, upon reasonable request, such annual or other reports as the Employers deem necessary regarding the administration of the Plan; and

          (k) To employ reputable agents (who may also be Employees) and to delegate to them any of the administrative powers or duties imposed upon the Investment Committee or the Employers.

     9.4. Conflicts of Interest.  No member of the Administrative Committee or
          ---------------------
the Investment Committee shall participate in any action on matters involving solely such member's rights or benefits as a Participant under the Plan.

     9.5. Compensation; Reimbursement.  No member of the Administrative
          ---------------------------
Committee or the Investment Committee shall receive compensation for his services, but the Employers shall reimburse him for any necessary expenses incurred in the discharge of his duties.

     9.6. Standard of Care.  The Administrative Committee and the Investment
          ----------------
Committee shall perform their duties under this Plan in accordance with the terms of this document and the Trust Agreement solely in the interest of the Participants and for the exclusive purposes of providing retirement benefits to Participants and defraying the reasonable expenses of Plan administration and operation. The Administrative Committee and the Investment Committee shall also perform their duties under this Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims.

     9.7. Action by Committees.  Action by each Plan Committee (i.e., the
          --------------------
Administrative Committee and the Investment Committee) is subject to the following special rules:

          (a) Each Committee may act by meeting or by document signed without meeting, and documents may be signed through the use of a single document or concurrent documents.

           (b) Each Committee shall act by a majority, and such action shall be as effective as if such action had been taken by all Committee members, provided that by majority action one or more Committee members or other persons may be authorized to act with respect to particular matters on behalf of all Committee members.

           (c) Each Committee may, but is not required to, select a secretary, who may but need not be a Committee member, and the certificate of such secretary that the Committee has taken or authorized any action shall be conclusive in favor of any person relying upon such certificate.

           (d) Each Committee may act through agents or other delegates and may retain legal counsel, auditors or other specialists (who may also be Employees) to aid in the Committee's performance of its responsibilities.

     9.8.  Resignation or Removal of Committee Member.  Any person serving as an
           ------------------------------------------
Administrative Committee member may resign from such Committee at any time by written notice to the Compensation Committee of the Board of Directors or may be removed by the Compensation Committee at any time by written notice to such member. Any person serving as an Investment Committee member may resign from such Committee at any time by written notice to the Finance Committee of the Board of Directors or may be removed by the Finance Committee at any time by written notice to such member. The Compensation Committee shall fill any vacancy in the membership of the Administrative Committee as soon as practicable. The Finance Committee Company shall fill any vacancy in the membership of the Investment Committee as soon as practicable. Until any such vacancy is filled, the remaining members of the applicable Committee may exercise all of the powers, rights and duties conferred on such Committee.

     9.9.  Uniform Application of Rules by Administrative Committee.  The
           --------------------------------------------------------
Administrative Committee shall apply all rules, regulations, procedures and decisions uniformly and consistently to all Employees and Participants similarly situated. Any ruling, regulation, procedure or decision of the Administrative Committee which is not inconsistent with the provisions of the Plan or the Trust shall be conclusive and binding upon all persons affected by it. There shall be no appeal of any ruling by the Administrative Committee which is within its authority, except as provided in Section 9.10 below. When making a determination or a calculation, the Administrative Committee is entitled to rely on information supplied by the Employer, Trustee, Investment Managers, insurance institutions, accountants and other professionals including legal counsel for the Company.

     9.10. Claims Procedure.  Each person entitled to benefits under the Plan
           ----------------
(the "Applicant") must submit a written claim for benefits to the Administrative Committee. If a claim for benefits by the Applicant is denied, in whole or in part, the Administrative Committee shall furnish the Applicant within 90 days after receipt of such claim (or within 180 days after receipt if special circumstances require an extension of time), a written notice which specifies the reason for the denial, refers to the pertinent provisions of the Plan on which the denial is based, describes any additional material or information necessary for properly completing the claim and explains why such material or information is necessary, and explains the claim review procedures of this Section 9.10. Any Applicant whose claim is denied under the provisions described above, or who has not received from the Administrative Committee a response to his claim within the time periods specified in the provisions described above, may request a review of the denied claim by written request to the Administrative Committee within 60 days after receiving notice of the denial. In connection with such request, the Applicant or his authorized representative may review pertinent documents and may submit issues and comments in writing. If such a request is made, the Administrative Committee shall make a full and fair review of the denial of the claim and shall make a decision not later than 60 days after receipt of the request, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case a decision shall be made as soon as possible but not later than 120 days after receipt of the request for review, and written notice of the extension shall be given to the Applicant before the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based. No person entitled to benefits under the Plan shall have any right to seek review of a denial of benefits, or to bring any action to enforce a claim for benefits, in any court prior to his filing a claim for benefits and exhausting all of his rights under this Section 9.10. Although not required to do so, an Applicant may choose to state the reason or reasons he believes he is entitled to benefits, and may choose to submit written evidence, during the initial claim process or review of claim denial process. However, failure to state any such reason or submit such evidence during the initial claim process or review of claim denial process, or by written notice to the Administrative Committee within 60 days of the date of the decision on the review of the claim denial, shall permanently bar the Applicant, and his successors in interest, from raising such reason or submitting such evidence in any forum at any later date.

     9.11.  Investments in Edwards Lifesciences Corporation Common Stock.  The
            ------------------------------------------------------------
Investment Committee is responsible for directing the Trustee with respect to investments of Plan assets in Edwards Lifesciences Corporation Common Stock. In connection with such investments, the Investment Committee has the authority to cause the Trustee to exercise or sell in the open market any options, rights or warrants which entitle the Plan to subscribe to or purchase shares of Edwards Lifesciences Corporation Common Stock. The Investment Committee is responsible for determining the appropriate value for Edwards Lifesciences Corporation Common Stock contributed to the Plan or purchased by the Plan. Notwithstanding the foregoing, all certificates for shares of Edwards Lifesciences Corporation Common Stock held on behalf of the Plan shall be in the custody of the Trustee and shall be held in the name of the Trustee or a nominee of the Trustee. Prior to any distribution of Plan assets in the form of Edwards Lifesciences Corporation Common Stock, the Investment Committee shall cause such Common Stock held by the Trust, to the extent not registered under the Securities Act of 1933, to be registered to the extent required under said Act. At the election of the Participant or his Beneficiaries, distributions from the Plan may be made in whole shares of Edwards Lifesciences Corporation Common Stock from the Edwards Lifesciences Corporation Common Stock Fund, provided that property distributed in Edwards Lifesciences Corporation Common Stock may only be distributed if the requirements of this Section 9.11 are satisfied. As part of the distribution election, a Participant or his Beneficiaries, as applicable, must indicate the amount, if any, of the balance in the Participant's Accounts invested in the Edwards Lifesciences Corporation Common Stock Fund that he wishes to receive in Edwards Lifesciences Corporation Common Stock.

                                  ARTICLE X.

             Named Fiduciaries and Allocation of Responsibilities

     10.1.  Named Fiduciaries.  Pursuant to Section 402(a)(1) of ERISA, the
            -----------------
following persons shall be Named Fiduciaries under the Plan and Trust and shall be the only Named Fiduciaries thereunder:

            (a) the Company, as Plan Sponsor;

            (b) the Board of Directors of the Company;

            (c) the Trustee(s) under the Trust(s); and

            (d) the Administrative Committee as the administrator of the Plan.

     10.2.  Allocation of Responsibilities among Named Fiduciaries.
            ------------------------------------------------------

            (a) Trustee.  The Trust has been heretofore established.  The
                -------
     Trustee shall have the authority, discretion and responsibility for the control, investment and management of the assets of the Fund as provided in the Trust, except to the extent that Participants direct the investment of their Accounts under Article VI, and shall have no other responsibilities other than those provided under the Trust.

            (b) Board of Directors.  The Board of Directors shall have the
                ------------------
     authority and responsibility as provided in the Plan and Trust for the designation and retention of all Named Fiduciaries as provided in the Plan and the Trust.

            (c) The Company.  The Company shall have the responsibility and
                -----------
     authority for the exercise of all other fiduciary functions that may be provided in the Plan or in the Trust necessary for the operation of the Plan except such functions as are assigned to other Named Fiduciaries pursuant to the Plan or Trust.

            (d) Administrative Committee.  The Administrative Committee shall
                ------------------------
     have responsibility and authority to control the operation and administration of the Plan in accordance with the terms of Article IX.

            (e) Investment Committee.  The Investment Committee means the
                --------------------
     committee which is responsible for directing the investment of the Trust Fund in accordance with Article IX.

     10.3.  No Joint Fiduciary Responsibilities.  This Article is intended under
            -----------------------------------
Section 405(c)(1) of ERISA to allocate to each Named Fiduciary the individual and several responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities of any other responsibility shall be shared by two or more of such Named Fiduciaries unless such sharing shall be provided by a specific provision of the Plan or Trust. Whenever one Named Fiduciary is required by the Plan or Trust to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed its sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

     10.4.  Advisor to Named Fiduciary.  A Named Fiduciary may employ one or
            --------------------------
more persons to render advice concerning any responsibility such Named Fiduciary has under the Plan or Trust.

     10.5.  Exercise of Fiduciary's Duties.  Subject to Sections 403(c)(2), 4042
            ------------------------------
and 4044 of ERISA relating to the permissible return of contributions to the Company and termination of the Plan, each Named Fiduciary, or any member thereof, shall discharge its duties with respect to the Plan, to the extent required by ERISA or by the terms of the Plan or Trust, solely in the interests of the Participants and their Beneficiaries and --

            (a)  for the exclusive purpose of:

                 (i) providing benefits to Participants and their Beneficiaries; and

                 (ii) defraying reasonable expense of administering the Plan;

            (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

            (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

            (d) in accordance with the provisions of the Plan and the Trust insofar as the Plan and the Trust are consistent with the provisions of Title I of ERISA.

                                  ARTICLE XI.

                           Amendment and Termination
     11.1.  Amendment.
            ---------

           (a) Power to Amend. The Administrative Committee has the right at any
               --------------
     time to amend in whole or in part any or all of the provisions of the Plan except as expressly set forth below:

               (i) no amendment may increase the duties or liabilities of the Trustee or the Investment Committee without their written consent;

               (ii) no amendment may have the effect of vesting in any Participating Employer any interest in any funds, securities or other property subject to the terms of the Plan and Trust;

               (iii) no amendment may authorize or permit at any time any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the purposes specified in the Plan; and

               (iv) except as permitted under Code Section 411(d)(6), no amendment may have any retroactive effect as to deprive any person of any benefit already accrued, except that no amendment made in conformance to provisions of the Code, or any other statute relating to employee benefit plans as defined in Section 3(3) of ERISA or any official regulations or rulings issued pursuant thereto, shall be considered prejudicial to the rights of any such person.

           (b) Effect of Amendment.  If a person is not an Eligible Employee on
               -------------------
     or after the effective date of any amendment to the Plan, the amendment will have no effect on the amount of such person's benefits unless the amendment specifically provides otherwise.

           (c) Administrative Amendments.  The Corporate Vice-President of Human
               -------------------------
     Resources of Edwards Lifesciences Corporation, who also is a member of the Administrative Committee, has the authority (co-extensive with the authority of the Administrative Committee) to adopt any amendments or procedures that it deems necessary to clarify provisions in the Plan in order to facilitate the daily administration of the Plan. Such amendments shall be in writing and may take the form of substituted pages, Supplements or written administrative procedures attached to the Plan. Such amendments may include, for example, the correction of typographical errors, conforming provisions of the Plan to actual practice and changes in practice and deleting or correcting language that does not accurately reflect the intended provisions of the Plan.

     11.2. Termination.  It is the expectation of the Company that it will
           -----------
continue the Plan and the payment of contributions hereunder indefinitely, but the continuation of the Plan and the payment of contributions hereunder is not assumed as a contractual obligation of the Company or any other Participating Employer; and the right is reserved by the Company or any Participating Employer at any time to reduce, suspend or discontinue its contributions hereunder; provided, however, that the contributions for any Plan Year accrued or determined prior to the end of such Plan Year may not after the end of such Plan Year be retroactively reduced, suspended or discontinued except as may be permitted by law. The Plan terminates upon the occurrence of any of the following events:

           (a) Business Form.  Legal adjudication of the Company as bankrupt, a
               -------------
     general assignment by the Company to or for the benefit of its creditors, or dissolution of the Company other than by form of or as a result of a reorganization where the business of the Company is continued;

           (b) Administrative Committee Action.  Termination of the Plan by the
               -------------------------------
     Administrative Committee on behalf of the Company at any time when, in its judgment, business, financial or other good causes make such termination advisable, to become effective upon the execution and delivery by the Administrative Committee to the Investment Committee and to the Trustee of a written resolution signed on its behalf by the Corporate Vice-President of Human Resources of Edwards Lifesciences Corporation (who is a member of the Administrative Committee) and stating the fact of such termination and the date as of which it is to be effective; or

           (c) Discontinuance of Contributions.  Discontinuance of contributions
               -------------------------------
     under the Plan by the Company.

     On termination of the Plan under this Section 11.2 or upon partial termination of the Plan by operation of law, the date of such termination or partial termination will be a Valuation Date and, after all adjustments then required under the Plan have been made, the Account balance(s) of each affected Participant will be 100% vested and will be payable to him or his Beneficiary in accordance with Article VII. The provisions of the Plan will remain in full force and effect until all Participants' Account balances have been paid.

     11.3. Merger or Consolidation.  In the event of any merger, consolidation
           -----------------------
or transfer of assets or liabilities to any other plan, each Participant will (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                 ARTICLE XII.

                                 Miscellaneous

     12.1. Non-Diversion.  None of the assets of the Trust Fund will revert to
           -------------
the Company or be used for or diverted to purposes other than the exclusive benefit of Participants and Beneficiaries or to defray reasonable expenses of the Plan and Trust; provided, however, that:

           (a) Company contributions are conditioned on a determination by the Secretary of the Treasury or his delegate that the Plan and Trust "qualify" under Section 401 of the Code, and if such a determination is not given, following application by the Company, or if such a determination is obtained but the Plan and Trust subsequently cease to qualify under Section 401 of the Code, the Trustee will, upon written request of the Company, return to it the amount of its contribution for any Plan Year for which the Plan and Trust fail to qualify, reduced by the amount of any losses thereon, within one calendar year after the date the Company receives notice that the Plan and Trust fail to qualify;

           (b) Company contributions to the Plan are conditioned upon the deductibility of the contributions under Section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustee will, upon written request of the Company, return the amount of the contribution (to the extent disallowed), reduced by the amount of any losses thereon, to the Company within one year after the date the deduction is disallowed;

           (c) if a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee will, upon written request of the Company, return the amount of the contribution or such portion, reduced by any losses thereon, to the Company within one year after the date of payment to the Trustee; and

           (d) if, upon complete termination of the Plan, any assets remain in the Trust after all payments required by Section 7.1 have been made, the Trustee will, upon written request of the Company, return such assets to the Company.

     12.2. Rights in Trust.  No person has any right to, or interest in, any
           ---------------
assets of the Trust, except as provided under the Plan. All payments provided for in the Plan will be made solely out of the assets of the Trust and neither the Administrative Committee, the Trustee nor the Company assumes any liability or responsibility for such payments.

     12.3. Non-Alienation.  Subject to Section 7.10:
           --------------

           (a) amounts payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to such amount under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable under the Plan will be void; and

           (b) the Trust Fund is not in any manner liable for, or subject to, the debts, contracts, liabilities or torts of any person entitled to payments under the Plan.

     12.4. Notices. Any communication, statement or notice addressed and mailed,
           -------
postage prepaid, to a Participant or Beneficiary at his last Post Office address filed with the Administrative Committee will be effective notice upon such person for all purposes of the Plan, and neither the Administrative Committee, the Trustee nor the Company will be obliged to search for or locate any such person.

     12.5. Severability.  If any provision of this Plan is held illegal or
           ------------
invalid for any reason, such illegality or invalidity will not affect the remaining provisions; instead, each provision is fully severable and the Plan will be construed and enforced as if any illegal or invalid provision had never been included.

     12.6. Choice of Law.  Except as provided in federal law, the provisions of
           -------------
the Plan will be construed in accordance with the laws of California.

     12.7. Qualification of Plan and Trust.  The Trust and the Plan taken
           -------------------------------
together are intended to qualify under Sections 401 and 501(a) of the Code and Sections 1165(a) and 1165(e) of the I.R.C., or under any comparable provisions of any future legislation which may amend or supersede said provisions of the Code or the I.R.C. Each of the Trust and the Plan shall also be deemed to be mutually incorporated by reference and to implement and form a part of each other such document. Unless and until advised to the contrary, the Administrative Committee, the Investment Committee, the Trustee, any Investment Managers, any insurance institutions and persons dealing with them shall be entitled to assume that the Trust and this Plan are so qualified and tax-exempt. The Employer's adoption and continued maintenance of the Plan is contingent upon the Plan's obtaining and retaining a qualified status under the above-referenced Sections of the Code and the I.R.C.

     12.8. Exclusive Benefit of Participants.  Except to the extent provided
           ---------------------------------
below, all Company contributions under the Plan shall be paid to the Trustee and deposited in the Trust Fund and shall be held, managed and distributed solely in the interest of the Participants, their Spouses and Beneficiaries for the exclusive purposes of providing benefits to such persons and paying all costs and expenses incurred in connection with the general administration of the Plan and Trust, to the extent such costs and expenses are not paid by the Participating Employers. Notwithstanding the foregoing, Company contributions and the earnings thereon may be applied as follows:

           (a) Non-Deductible Contribution Reversion. Company contributions are
               -------------------------------------
     conditioned upon the deductibility of such contributions and if, and to the extent, deduction of a Company contribution under Section 404 of the Code is disallowed, such Company contributions and any earnings on such contributions shall be returned to the Participating Employers within one year after the disallowance of the deduction, provided that this reversion provision shall not be applicable to the extent that it is determined by the Administrative Committee that such reversion will adversely affect the qualified status of the Plan;

           (b) Mistake of Fact Reversions.  If, and to the extent, a Company
               --------------------------
     contribution is made through mistake of fact, such Company contribution and any earnings on such contributions shall be returned to the Employer within one year of the payment of the contribution;

           (c) Excess Assets Reversions.  If any amounts arising out of the
               ------------------------
     variation between expected actuarial requirements and actual requirements remain in the Trust Fund after termination of the Plan and if all liabilities of the Plan to persons entitled to benefits under the Plan have been satisfied in accordance with applicable law, such remaining amounts shall be distributed to the Participating Employers in such amounts as the Investment Committee in its sole discretion shall determine, provided such distribution is in accordance with applicable law.

           (d) Exercise of Plan Sponsor or Settlor Authority. Notwithstanding the foregoing, the provisions of this Section 12.8 shall not be applicable with respect to Plan design or with respect to exercises of any other Plan sponsor or settlor authority.

                                 ARTICLE XIII.

                       Adoption and Withdrawal from Plan

     13.1. Procedure for Adoption.  Any Employer and certain unrelated companies
           ----------------------
(as provided in Section 13.3) may adopt the Plan for the benefit of their Employees as of a date specified. No such adoption shall be effective until such adoption has been approved by the Administrative Committee. Notwithstanding any term or provision of the Plan to the contrary, the terms and provisions as may be imposed with respect to such Employers and their Employees in an applicable Supplement to the Plan shall govern. Any Employer who adopts the Plan in accordance with this Section or Section 13.3 agrees to be bound by all the terms, provisions, conditions and limitations of the Plan and the accompanying Trust Agreement which are pertinent to any entity defined as an "Employer" in the Plan with respect to its eligible Employees under the Plan. Such Employer further agrees that the Administrative Committee and the Investment Committee shall act for the Employer and its eligible Employees under the provisions of the Plan. Such Employer further agrees to furnish from time to time such information with reference to its eligible Employees as may be required by the Administrative Committee or the Investment Committee.

     13.2. Procedure for Withdrawal. Any Employer (other than the Company) may,
           ------------------------
with the consent of the Administrative Committee, and subject to such conditions as may be imposed by the Administrative Committee, terminate its adoption of the Plan. Upon discontinuance of an Employer's participation in the Plan, the Trustee shall cause a determination to be made of the equitable part of the Plan assets held on account of Participants of the withdrawing Employer and their Beneficiaries. The Administrative Committee shall direct the Trustee to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing Employer. Such withdrawing Employer may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Company with respect to Plan assets. The plan of the withdrawing Employer shall, until amended by the withdrawing Employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing Employer the words "Employer", "Employers", and "Company" shall thereafter be considered to refer only to the withdrawing Employer. Any discontinuance of participation by an Employer shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing Employer then terminated) receive a benefit immediately after such discontinuance of participation which is equal to or greater than the benefit he or she would have been entitled to receive immediately before such discontinuance of participation if the Plan had then terminated. No transfer of assets pursuant to this Section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

     13.3.  Adoption of Plan by Unrelated Employers.  The Administrative
            ---------------------------------------
Committee may authorize companies that are not commonly controlled entities with respect to the Company to adopt the Plan. Such authorization may extend to an individual company or to a group of related companies. Any such company that is authorized to adopt the Plan for the benefit of its employees shall do so in accordance with Section 13.1. For purposes of such adoption and for purposes of its participation in the Plan, any such company shall be deemed to be an "Employer" hereunder and shall be subject to all terms of the Plan applicable to an Employer.

                                 ARTICLE XIV.

                           The Trustee and the Trust

     The Trust has been established to hold the assets of, and to form a part of, the Plan. The relationship of the Trustee to the Plan, the Company, each Employer other than the Company, the Administrative Committee, the Participants and their Beneficiaries is as set forth in said Trust, and the Trustee has no rights or duties under the Plan except as set forth in the Plan and the Trust. The Trust is subject to amendment as provided therein.

     IN WITNESS WHEREOF, a duly authorized officer of the Company has caused this Plan to be executed on the __________ day of _______________________, 2000.


                                        EDWARDS LIFESCIENCES
                                        CORPORATION OF PUERTO RICO

                                        By:______________________________
                                           ______________________________


ATTEST:


________________________________

                                ACKNOWLEDGMENT

     The undersigned, as Secretary of the Administrative Committee under the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan and on behalf of the other members of such Committee, acknowledges receipt of the Plan document and its appointment as the administrative fiduciary of the Plan.

Dated this _____ day of ______________________, 2000.

                              ADMINISTRATIVE COMMITTEE

                                         under

                              EDWARDS LIFESCIENCES CORPORATION OF
                              PUERTO RICO SAVINGS AND INVESTMENT PLAN


                              By:__________________________________
                              Its: Secretary as Aforesaid

                                 SUPPLEMENT A
                            PARTICIPATING EMPLOYERS


Edwards Lifesciences Corporation of Puerto Rico

                                      -53-